UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MARTHA STEWART LIVING OMNIMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARTHA STEWART LIVING OMNIMEDIA

A Letter From

Martha Stewart and

Daniel Taitz

Dear Stockholders,

During the past year, we took important steps to position Martha Stewart Living Omnimedia’s businesses to take advantage of the exciting opportunities ahead. The foundation of these efforts comprises our expanding, profitable merchandising operation and a media business that is evolving to deliver our content to consumers wherever and however they want to engage with it.

The steps we have taken to position MSLO are vital for the company’s future, but we also know that they will only prove successful if we produce financial returns for stockholders that are commensurate with the value we provide consumers. It is up to us to deliver those returns, and we are proud of the work we have done to make the difficult but necessary decisions to move MSLO forward.

Over the past year, our design team has worked tirelessly to create thousands of beautifully designed products, which are offered at retail stores around the country. Our products generate more than $1 billion in annual sales at retail. We remain the #1 home brand at Macy’s, and we are in the midst of a category expansion at Home Depot, with whom we renewed our partnership in 2012. Last year, we also launched our innovative home-office products line with Avery, sold exclusively at Staples. We continue to expand our Martha Stewart Crafts product line, and we are excited by the growth of our Martha Stewart Pets line at PetSmart.

This year, we launched a new line of product offerings, including MarthaCelebrations, MarthaPantry, MarthaWindow, MarthaRugs, MarthaLighting, and MarthaMirrors at 600 jcpenney locations. At the time of this writing, we are working toward an orderly conclusion of the litigation with Macy’s related to our partnership with jcpenney. We are optimistic that whatever the legal outcome, it ultimately will be good both for our consumers and our partners, who all benefit from broader access to high-quality, well-designed, and affordable products for the home.

In our media businesses, we are focused on delivering our content across all the platforms where consumers want to engage. In order to reach consumers in the ever-changing media landscape, we have continued to evolve, augmenting our content across all platforms to ensure a heightened user experience, whether the medium is mobile, online, television, radio, video, magazines, and books. Martha Stewart Living and Martha Stewart Weddings magazines remain leaders in their categories. With a reinvigorated advertising sales force focused on these titles and our digital offerings, we’re beginning to see more major advertisers come on board to reach our engaged base of consumers, who are now reading both the print and tablet versions of the magazines. We are also pleased that the industry recognizes the wonderful quality of our magazines, as evidenced by Martha Stewart Living’s winning the coveted General Excellence award, given by the American Society of Magazine Editors in May 2013.

We published our 79th book, Living the Good Long Life, a practical guide to healthy living and “successful aging” this spring. The book taps into a deep need in our society for trusted information and advice about nutrition, exercise, health, and well-being for older people. We’re delighted that it quickly became a best seller.

In June 2013, we launched a redesigned MarthaStewart.com, which expands our ability to reach a broader audience. We changed the architecture of the site to create more paths for action and to build on the engagement we are already seeing on our site, which averaged approximately 8.7 million unique monthly visitors in last year’s fourth quarter. In video, we served more than 26 million video views during the 2012 holiday season on MarthaStewart.com and the partner networks we have assembled with AOL, Hulu, and others. Short-form video programming—as seen in our Everyday Food With Sarah Carey series, in which Sarah presents an easy-to-prepare dinner idea every day—is a cost-effective medium for delivering how-to content that is both useful and engaging.

In television, we’ve taken the important strategic step of exiting the production of live-television programming, shifting our emphasis to a cost-effective use of the medium to reinforce brand awareness and deliver quality how-to content. In the fall of 2012, we launched Martha Stewart’s Cooking School on PBS. The show’s first season, available in nearly all of PBS’s 189 markets, ranked #1 among public-television cooking shows. We’re following up this year with a second season, as well as with Martha Bakes, which premiered on PBS in April 2013.

Last year, we launched an ambitious initiative called American Made, a celebration of the artists, craftspeople, entrepreneurs, and small-business owners who inspire us with their creative passion, determination, and grit. From our earliest days as a company, we have championed authenticity and originality, quality and attention to detail, handmade artisanship and respect for local resources—and that’s what American Made is all about. Initiatives like American Made define what we believe our brands represent to consumers: creativity, innovation, quality, and value. More than ever, these principles are alive within our company. Together with the steps we have taken to position MSLO for improved performance, these principles will be critical to our future success.

We would like to thank everyone within the MSLO organization, as well as our stockholders, for their support of our efforts. We would also like to thank our Board of Directors for their support and guidance, and in particular Charlotte Beers and Frederic Fekkai, who are retiring from service this year. We have benefited greatly from their wisdom and experience.

Sincerely,

Martha Stewart

Founder & Non-Executive Chairman

Daniel Taitz

Interim Principal Executive Officer

NOTICE OF 2013

ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

MARTHA STEWART LIVING OMNIMEDIA, INC.

July 17, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc. Our 2013 Annual Meeting will be held on Thursday, August 27, 2013 at 9:00 a.m., New York City time. You will be able to attend the 2013 Annual Meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/mso2013 when you enter your 12-digit Control Number.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of our annual meeting, and conserves natural resources. On July 17, 2013, we mailed our stockholders a notice containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2012 and vote online. The notice also included instructions on how you can receive a paper copy of the proxy materials, including the notice of annual meeting, Proxy Statement and proxy card. If you received your proxy materials by mail, the notice of annual meeting, Proxy Statement and proxy card from our Board of Directors were enclosed. You will find your 12-digit Control Number on your notice or your proxy card, depending on which you received.

At this year’s stockholders’ meeting, you will be asked to elect six directors to our Board of Directors and to approve the material terms of the performance goals that may apply to performance-based awards under the Martha Stewart Living Omnimedia Inc. Omnibus Stock and Option Compensation Plan. You will also be asked to cast an advisory vote to approve named executive officer compensation. Our Board of Directors unanimously recommends a vote FOR each of the nominees, FOR approval of the performance goals, and FOR approval of named executive officer compensation.

It is important that your shares be represented and voted at the meeting regardless of the size of your holdings and whether you plan to attend the meeting. Accordingly, please vote your shares as soon as possible in accordance with the instructions you received.

I am very much looking forward to our 2013 Annual Meeting of Stockholders.

Sincerely,

Daniel Taitz

Interim Principal Executive Officer

601 West 26th Street	New York, New York 10001	(212) 827-8000

MARTHA STEWART LIVING OMNIMEDIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 27, 2013

To the Stockholders:

The 2013 Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc., a Delaware corporation, will be held Thursday, August 27, 2013 at 9:00 a.m., New York City time. Visit www.virtualshareholdermeeting.com/mso2013 to attend the 2013 Annual Meeting online, vote your shares electronically and submit questions during the meeting. Be sure to have your 12-digit Control Number to enter the meeting. The meeting will be held for the following purposes:

1.	To elect six directors to our Board of Directors, each to hold office until our 2014 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve the material terms of the performance goals that may apply to performance-based awards under the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Stock Plan”);

3.	To cast a non-binding advisory vote to approve named executive officer compensation (“say-on-pay”); and

4.	To transact such other business as may properly come before the 2013 Annual Meeting or any adjournments or postponements thereof.

Only holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on July 2, 2013 are entitled to notice of, and will be entitled to vote at, the 2013 Annual Meeting. A list of those stockholders will be open for examination by any stockholder for any purpose germane to the meeting during the 10-day period preceding the 2013 Annual Meeting at our offices located at 601 West 26th Street, New York, New York, 9th floor, during ordinary business hours and electronically during the 2013 Annual Meeting at www.virtualshareholdermeeting.com/mso2013 when you enter your 12-digit Control Number.

You have three options for submitting your vote before the 2013 Annual Meeting:

•	Internet, through computer or mobile device such as a tablet or smartphone;

•	Phone; or

•	Mail.

By order of the Board of Directors,

DANIEL TAITZ

Chief Administrative Officer, General Counsel and Secretary

New York, New York

July 17, 2013

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the 2013 Annual Meeting on the Internet, please follow the instructions you received to vote your shares as soon as possible, to ensure that your shares are represented.

Please note that we are only mailing a full set of our proxy materials for the 2013 Annual Meeting to those stockholders who specifically request printed copies. If you have only received a Notice Regarding the Availability of Proxy Materials in the mail and wish to request printed copies, please follow the instructions in the Notice.

MARTHA STEWART LIVING OMNIMEDIA, INC.

601 West 26th Street

New York, New York 10001

PROXY STATEMENT

GENERAL INFORMATION

In this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “MSO” refer to Martha Stewart Living Omnimedia, Inc., a Delaware corporation.

This Proxy Statement is being furnished to holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, our stockholders will be asked:

1.	To elect six directors to our Board of Directors, each to hold office until our 2014 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve the material terms of the performance goals that may apply to performance-based awards under the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Stock Plan”);

3.	To cast a non-binding advisory vote to approve named executive officer compensation (“say-on-pay”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

ATTENDING THE ANNUAL MEETING

The Company will be hosting the Annual Meeting live via the Internet on Thursday, August 27, 2013. A summary of the information you need to attend the 2013 Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/mso2013

•	Webcast starts at 9:00 a.m. New York City time

•	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet

•	Please have your 12-digit Control Number (found on your notice or proxy card) to enter the Annual Meeting

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/mso2013

•	Webcast replay of the Annual Meeting will be available until August 1, 2014

STOCKHOLDER FORUM

Stockholders may access our stockholder forum at www.theinvestornetwork.com/forum/mso. The forum provides validated stockholders the ability to learn more about the Company and submit questions in advance of the Annual Meeting. Stockholders may also view the Company’s proxy materials, vote through the Internet and access the live webcast of the Annual Meeting through the stockholder forum. To access the forum, you must have available your 12-digit Control Number, which can be found on your notice or proxy card.

SHARES OUTSTANDING AND ENTITLED TO VOTE ON RECORD DATE

Only holders of record of our Class A Common Stock and Class B Common Stock at the close of business on July 2, 2013 (the “Record Date”) are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Each share of our Class A Common Stock entitles its holder to one vote, while each share of our Class B Common Stock entitles its holder to ten votes. Holders of our Class A Common Stock and Class B Common Stock will vote together as a single class on all matters to be voted upon at the Annual Meeting. As of the Record Date, there were 41,463,479 shares of Class A Common Stock and 25,984,625 shares of Class B Common Stock outstanding. All of our outstanding shares of Class B Common Stock are beneficially owned by Martha Stewart, Founder, Chief Creative Officer and a Non-Executive Chairman of the Board of Directors of the Company. As a result, Ms. Stewart controls the vote on the stockholder matters being submitted to a vote at the Annual Meeting.

INFORMATION ABOUT THIS PROXY STATEMENT

We are furnishing our proxy materials to stockholders primarily over the Internet. On July 17, 2013, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our Annual Report for the fiscal year ended December 31, 2012 (the “2012 Annual Report”), as well as how to submit your proxy, over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice. On July 17, 2013, we also began to mail a printed copy of this Proxy Statement, our 2012 Annual Report and form of proxy to certain stockholders who had previously requested printed copies.

VOTING AND REVOCATION OF PROXIES

If you are a stockholder of record, there are three ways to vote by proxy:

•

By Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

•

By telephone – If you received your proxy materials by mail or if you request paper copies of the proxy materials, stockholders located in the United States can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.

•

By mail – If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on August 26, 2013. Submitting your proxy by any of these methods will not affect your ability to attend the Annual Meeting and vote during the Annual Meeting at www.virtualshareholdermeeting.com/mso2013.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

If you submit proxy voting instructions, the individuals named as proxyholders will vote your shares in the manner you indicate. If you submit proxy voting instructions but do not direct how your shares will be voted, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director, FOR the material terms of the performance goals that may apply to performance-based awards under the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan, and FOR approval of named executive officer compensation (say-on-pay), and in the discretion of the proxyholders upon such other matters as may come before the Annual Meeting.

Our Board does not currently intend to bring any business before the Annual Meeting other than the election of directors, the approval of the material terms of the performance goals that may apply to performance-based awards under the Stock Plan, and the advisory vote to approve named executive officer compensation (say-on-pay) and the Board is currently not aware of any other matters expected to be brought before the stockholders at the Annual Meeting. If any other business properly comes before the stockholders at the Annual Meeting, however, it is intended that the individuals named as proxyholders will vote on such matters in accordance with their discretion.

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	attending the Annual Meeting and voting via the Internet;

•

voting again by the Internet or telephone (only the last vote cast by each stockholder of record will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on August 26, 2013;

•

delivering a written notice, at the address given below, bearing a date later than that indicated on the proxy card or the date you voted by Internet or telephone, but prior to the date of the Annual Meeting, stating that the proxy is revoked; or

•	signing and delivering a subsequently dated proxy card prior to the vote at the Annual Meeting.

You should send any written notice or new proxy card to Martha Stewart Living Omnimedia, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may request a new proxy card by calling Martha Stewart Living Omnimedia, Inc. at (212) 827-8455.

QUORUM AND VOTING REQUIREMENTS

The required quorum for the transaction of business at our Annual Meeting is a majority of the voting power of our outstanding Class A Common Stock and Class B Common Stock entitled to vote on the Record Date, which shares must be present in person or represented by proxy at the Annual Meeting.

The election of directors set forth in Proposal 1 requires a plurality of the votes cast. Accordingly, the six directorships to be filled at the Annual Meeting will be filled by the six nominees receiving the highest number of votes. Only votes cast FOR a director constitute affirmative votes; votes that are withheld will have no effect on the outcome of the vote.

Proposal 2 (approval of performance terms for covered employees) and Proposal 3 (say-on-pay advisory vote) require the affirmative vote of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote on the Proposals. Abstentions will have the same effect as a vote against Proposal 2 and Proposal 3.

Votes that are withheld or that abstain will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Because all of the Proposals are considered non-routine matters, if shares are held in street name, brokers may not vote the shares without specific instructions. These “broker non-votes” will have no effect on the determination of a quorum or the outcome of the vote on any Proposal.

SOLICITATION OF PROXIES AND EXPENSES

We bear the costs of the preparation of proxy materials and the solicitation of proxies from our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile, email, in person or by other means of communication. Directors, officers and employees will receive no additional compensation for such solicitation. Upon request, we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to beneficial owners in accordance with applicable rules. We will not employ the services of an independent proxy solicitor in connection with our Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES AND DESIGNATED DIRECTORS

Our Board currently consists of eight directors. Six of the eight directors will be determined by the vote of the holders of Common Stock at the Annual Meeting.

At the Annual Meeting, such six directors will be elected by holders of Common Stock to hold office until our 2014 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s resignation, removal, death or disqualification. Our Nominating and Corporate Governance Committee (the “NCG Committee”) is charged with identifying and evaluating individuals qualified to serve as members of the Board and recommending to the full Board nominees for election by holders of Common Stock as directors. We seek directors with established professional reputations and experience in areas relevant to our operations. While we do not have a formal diversity policy for Board membership, the NCG Committee strives to nominate directors with a diversity of skills and expertise in areas that are relevant to our business and activities so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. Arlen Kantarian, William Roskin, Margaret Smyth and Martha Stewart currently serve as directors of the Company and have been nominated to stand for re-election to the Board. Frederic Fekkai and Charlotte Beers, who currently serve as directors, have informed the Board that they intend to retire from the Board upon conclusion of their term and therefore will not stand for re-election at the Annual Meeting. To fill the vacancies, the Board, based on the recommendations of the NCG Committee, has nominated Daniel W. Dienst and Pierre deVillemejane for first-time election at the Annual Meeting.

The remaining two directors on our Board are designated and elected by J. C. Penney Corporation, Inc. (“J. C. Penney”), the holder of the one share of Series A Preferred Stock (the “Preferred Share”) that is outstanding. In June 2013, J. C. Penney designated Robert W. Peterson and Michael Zacharia as directors (the “Series A Designees”) and Mr. Peterson and Mr. Zacharia were elected to the Board. As the Series A Designees, Mr. Peterson and Mr. Zacharia will remain on the Board until their successors are appointed by J.C. Penney and elected to the Board. As the holder of 11,000,000 shares of our Class A Common Stock on the Record Date, J. C. Penney is also entitled to vote on the six nominees and each other Proposal. However, under an Investor Rights Agreement with the Company, during a “Standstill Period” that is currently in effect, J. C. Penney is obligated to cause all 11,000,000 shares of Class A Common Stock to be counted as present at the Annual Meeting and to be voted for or against each nominee in the same proportion as the votes cast by the other holders of Common Stock. See “Certain Relationships and Related Person Transactions – Transactions with J. C. Penney.”

Set forth below is information as of the date of this Proxy Statement about each of the six nominees and the Series A Designees. The material presented includes information provided by each individual about the individual’s age, the positions the individual holds, the individual’s principal occupation and business experience for at least the past five years and the names of other publicly held companies for which the individual currently serves as a director or has served as a director during at least the past five years, if any, and information regarding their specific experience, qualifications, attributes and skills that led us to the conclusion that each such individual should serve as a director in light of our business and structure.

Although we do not anticipate that any of the nominees will be unable or unwilling to stand for election, in the event of such an occurrence, your proxies may be voted for a substitute nominee proposed by the Board or, if a substitute nominee cannot be identified, the Board may reduce the size of the Board.

There are no family relationships among directors or executive officers of the Company.

Nominees

Arlen Kantarian – Director, age 60. Mr. Kantarian has served as one of our directors since February 2009. Mr. Kantarian served as the United States Tennis Association’s Chief Executive Officer of Professional Tennis from March 2000 to December 2008, where he oversaw all aspects of the USTA’s Professional Tennis operations, including the US Open. Prior to working at the USTA, Mr. Kantarian was the President and Chief Executive Officer of Radio City Entertainment and Radio City Music Hall, serving from 1988 to 1998. Mr. Kantarian also served as a Vice President, Marketing for the National Football League from 1981 to 1988.

We believe Mr. Kantarian’s qualifications to serve on our Board include his experience and leadership roles in companies engaged in the entertainment, media, television and merchandising businesses.

William Roskin – Director, age 71. Mr. Roskin has served as one of our directors since October 2008. In 2009, Mr. Roskin founded Roskin Consulting, a consulting firm with a specialty in media-related human relations. Mr. Roskin was a Senior Advisor to Viacom, Inc., a media conglomerate, from 2006 until 2009, when he retired to form Roskin Consulting. Prior to that, Mr. Roskin worked at Viacom, Inc. as the senior executive in charge of the human resources and administration functions from 1988 to 2006, ultimately serving as Executive Vice President. Before joining Viacom, Inc., Mr. Roskin was Senior Vice President, Human Resources at Coleco Industries, Inc. from 1986 to 1988. Prior to joining Coleco Industries, Inc., Mr. Roskin worked for Warner Communications for 10 years. He served as General Counsel to the City of New York’s Department of Personnel and City Civil Service Commission from 1971 to 1976. Within the past five years, Mr. Roskin has also served on the boards of Ritz Interactive, Inc. (2005-2010), ION Media Networks, Inc. (2006-2009) and Media and Entertainment Holdings, Inc. (2006-2008).

We believe Mr. Roskin’s qualifications to serve on our Board include his experience and leadership roles in media, as well as his specialty in human resources and executive compensation.

Margaret Smyth – Director, age 49. Ms. Smyth has served as one of our directors since January 2012. Ms. Smyth is a skilled global business executive who is the Vice President of Finance for Consolidated Edison, Inc. Prior to this, Ms. Smyth served as Vice President and Chief Financial Officer of Hamilton Sundstrand, which is part of United Technologies Corp., from October 2010 to June 2011. Prior to that, she served as Vice President and Corporate Controller of United Technologies Corp. from August 2007 to September 2010. Ms. Smyth served as Vice President and Chief Accounting Officer of 3M Corporation from April 2005 to August 2007. Ms. Smyth has previously held financial leadership positions at Deloitte & Touche and Arthur Andersen. In addition, she currently serves on the Board of Directors of Vonage Holdings Corporation, is a member of the board of Concern Worldwide, a non-governmental, international humanitarian organization dedicated to reducing suffering worldwide through the elimination of poverty, and was a member of the IFRS Interpretations Committee, IASB in London. Ms. Smyth is also an Aspen Institute Henry Crown Fellow and a member of the National Association of Corporate Directors and Women Corporate Directors.

We believe Ms. Smyth’s qualifications to serve on our Board include her financial background and her history of leadership roles at global public companies and accounting firms.

Martha Stewart, Non-Executive Chairman of the Board, Founder and Chief Creative Officer, age 71. Ms. Stewart has served as one of our directors since September 2011 and was elected Non-Executive Chairman of the Board in May 2012. In addition, Ms. Stewart became the Company’s Chief Creative Officer in 2012, a role she previously held from 2003 to 2004. In 2010, the Board appointed Ms. Stewart Chief Editorial, Media and Content Officer. Ms. Stewart previously served as Ms. Stewart served as Chairman of the Board from the Company’s creation in 1996 until June 2003 when she resigned as a director. She also served as Chief Executive Officer from 1996 until 2003. In March 2004, she resigned and assumed the position of Founder, a non-officer position. In 2004, she was found guilty in the United States District Court for the Southern District of New York of conspiracy, obstruction of an agency proceeding and making false statements to federal investigators in connection with the personal sale of non-Company stock. In 2006, Ms. Stewart settled insider trading charges with the SEC related to that same sale and accepted penalties that included a five-year ban from serving as a director of a public company and a five-year limitation on her service as an officer or employee of a public company. Ms. Stewart is the author of numerous books on the domestic arts.

We believe Ms. Stewart’s qualifications to serve on our Board include her experience as an entrepreneur, her creative vision and her experience in media and merchandising.

Pierre deVillemejane, age 46. Mr. deVillemejane is a nominee standing for first-time election to our Board at the Annual Meeting. Mr. deVillemejane is currently the Chief Executive Officer and a member of the Board of Directors of WWRD Holdings Limited (“WWRD”), the leading provider of luxury home and lifestyle products sold worldwide under a number of well-recognized brands, including Waterford, Wedgwood, Royal Doulton, Royal Albert, Minton and Johnson Brothers. Prior to joining WWRD in March 2009, Mr. deVillemejane was an Advisor at KPS Capital Partners, LP from February 2008. Prior to this, Mr. deVillemejane held several executive roles at Speedline Technologies, which he joined in 1992, including President and Chief Executive Officer from 2003 to 2007. Mr. deVillemejane previously held leadership roles at L’Oreal SA.

We believe Mr. deVillemejane’s qualifications to serve on our Board include his extensive career in retail and the consumer/luxury goods industry and a broad set of brand management, merchandising, marketing, sales, financial and strategic skills.

Daniel W. Dienst, age 46. Mr. Dienst is a nominee standing for first-time election to our Board at the Annual Meeting. From March 2008 through June 2013, Mr. Dienst served as Executive Director and Group Chief Executive Officer of Sims Metal Management Limited (“Sims Metal”) where he was also a member of each of the Safety, Health, Environment & Community Committee, the Nomination/Governance Committee and the Finance & Investment Committee. Mr. Dienst was formerly a director (since June 2001), Chairman (since April 2003), Chief Executive Officer (since January 2004) and President (since September 2004) of Metal Management, which merged with Sims Metal in March 2008. From January 1999 to January 2004, Mr. Dienst served in various capacities with CIBC World Markets Corp., including Managing Director of the Corporate and Leveraged Finance Group. From October 1995 to March 1998, he served in various capacities with Jefferies & Company, Inc., and served as its Vice President for Corporate Finance and Restructurings. Mr. Dienst has also served as Chairman of the Board of Metals, USA, Inc. before its sale to an affiliate of Apollo Management LP in 2005.

We believe Mr. Dienst’s qualifications to serve on our Board include his extensive and broad business experience, including significant senior management experience in finance and international operations and his corporate governance experience gained through business experience and service on a public company board.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

The Series A Designees

Robert W. Peterson – Director, age 45. Mr. Peterson has served as one of our directors since June 2013. Mr. Peterson is currently the Senior Vice President of Corporate Strategy for JCP, responsible for identifying and evaluating key business and growth opportunities and strategic alliances, as well as long-range planning. Mr. Peterson is also a member of JCP’s Executive Board. Prior to joining JCP in July 2012, Mr. Peterson spent nearly 20 years at Piper Jaffray Companies, where he held several senior leadership roles, most recently as the global head of equities. Prior to that, he served as the head of private client services. Mr. Peterson currently serves as a board member at Children’s Medical Center of Dallas, and previously served as a member of the board of directors at Gillette Children’s Specialty Healthcare in St. Paul, Minnesota, as well as a member of the advisory board of the University of Minnesota’s Carlson Fund Enterprise.

Mr. Peterson’s qualifications to serve on our Board include his extensive corporate and financial management experience, consumer and retail knowledge and his insight into strategic and financial planning.

Michael Zacharia – Director, age 61. Mr. Zacharia has served as one of our directors since June 2013. Mr. Zacharia is currently an executive coach and consultant and previously served as the Executive Vice President for Business Development, General Counsel and Secretary of DFS Group Limited, the world’s largest travel retail company, from which he retired in 2007. In addition to his role as a consultant, Mr. Zacharia also currently teaches Cross-cultural Negotiations and Dispute Resolution as an Adjunct Professor of Law at the Straus Institute for Dispute Resolution at the Pepperdine University School of Law. Mr. Zacharia is also the Co-Director of the Pacis Project on Faith Based Diplomacy, a joint venture between Pepperdine University and the International Center for Religion and Diplomacy in Washington D.C. Prior to joining DFS Group Limited in 1995, Mr. Zacharia was a partner at the law firm of Wiley, Rein and Fielding. Mr. Zacharia has also served as the Assistant Secretary of Commerce for Export Administration and also previously served as the Deputy Assistant Secretary of State for International Trade Controls and Special Counsel to the Undersecretary for International Trade in the Commerce Department.

Mr. Zacharia’s qualifications to serve on our Board include his global management and executive and leadership roles, consumer focused retail industry experience, and his insight into effective management and executive leadership.

MEETINGS AND COMMITTEES OF THE BOARD

Our Board met a total of twelve times in 2012, and our four ongoing standing Board committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee, met a combined total of twenty-three times.

Each incumbent director attended more than seventy-five percent of meetings of the Board and of the ongoing standing Board committees on which he or she served in 2012. At the time of our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), we had nine directors, all of whom attended the 2012 Annual Meeting telephonically, as it was held via webcast and telephonically. Under our Corporate Governance Guidelines, each director is expected to attend our annual meetings.

The Audit Committee, the Compensation Committee, the NCG Committee and the Finance Committee are currently composed of the following members:

	Audit	Compensation	Nominating and Corporate Governance	Finance
Charlotte Beers(1)			Chairperson
Frederic Fekkai(1)	✓	✓	✓
Arlen Kantarian		✓	✓	✓
William Roskin	✓	Chairperson		✓
Margaret Smyth	Chairperson			Chairperson

(1)	Not standing for re-election.

Corporate Governance. Our Corporate Governance Guidelines state that a majority of the Board will consist of directors who meet the independence requirements of the New York Stock Exchange (“NYSE”) listing standards, as well as the criterion related to contributions to non-profit organizations, as described below. We have posted a copy of our Corporate Governance Guidelines, which include our definitions for independence, on our website (www.marthastewart.com) under the link for “Investor Relations – Corporate Governance.” Accordingly, our Board conducts an annual review to determine whether each of our directors qualifies as independent as defined in our Corporate Governance Guidelines and the NYSE listing standards applicable to board composition. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the NCG Committee. The independence standards in our Corporate Governance Guidelines provide that:

An “independent” director is a director whom the Board has determined has no material relationship with MSO or any of its consolidated subsidiaries (collectively, the “Corporation”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Corporation. For purposes of this definition, the Corporate Governance Guidelines state that a director is not independent if:

1.	The director is, or has been within the last three years, an employee of the Corporation, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Corporation.

2.	The director has received, or has an immediate family member who has received, during any consecutive 12-month period during the last three years, more than $120,000 in direct compensation from the Corporation (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Corporation is not considered for purposes of this standard.

3.	(a) The director, or an immediate family member of the director, is a current partner of the Corporation’s internal or external auditor; (b) the director is a current employee of the Corporation’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Corporation’s internal or external auditor who personally works on the Corporation’s audit; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Corporation’s internal or external auditor and personally worked on the Corporation’s audit within that time.

4.	The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation’s present executive officers serves or served at the same time on that company’s compensation committee.

5.	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

In addition, the NCG Committee must approve any contribution of $25,000 or more to a non-profit organization where a director or a director’s spouse is an employee. A director is presumed not to be independent if the director, or the director’s spouse, is an employee of a non-profit organization to which the Corporation has made contributions in an amount that exceeded $100,000 in any of the last three fiscal years, although the Board may determine that a director who does not meet this standard nonetheless is independent based on all the facts and circumstances.

Based on the foregoing standards, the Board determined that each of Charlotte Beers, Frederic Fekkai, Arlen Kantarian, William Roskin and Margaret Smyth is or was independent and has or had no transactions, relationships or arrangements with the Company, except as a director and stockholder of the Company and that each of Pierre deVillemejane and Daniel Dienst will be independent and has or had no transactions, relationships or arrangements with the Company. The Board has determined that Martha Stewart is not independent. From December 2011 until April 15, 2013, J.C. Penney appointed Mr. Michael Kramer and Mr. Daniel Walker to serve on our Board as the Series A Designees. The Board previously determined that Mr. Kramer and Mr. Walker were not independent due to the commercial relationship with J. C. Penney, J. C. Penney’s stock ownership in the Company, J. C. Penney’s right to elect the Series A Designees and other relevant factors. In June 2013, J.C. Penney appointed Mr. Peterson and Mr. Zacharia to serve on our Board as the Series A Designees. The Board has determined that due to the aforementioned factors, Mr. Peterson and Mr. Zacharia are not independent.

Executive Sessions. The non-management directors and, separately, the independent directors, meet periodically in executive session without management. Our Corporate Governance Guidelines call for at least three such meetings per year of the non-management directors and one such meeting of the independent directors. During 2012, such meetings were chaired by Arlen Kantarian. Our non-management directors and separately, our independent directors, each met five times during 2012.

Board Leadership Structure and Lead Director. Our Corporate Governance Guidelines do not dictate a particular Board structure and the Board has the flexibility to select its Chairperson and our principal executive officer in the manner it believes is in the best interests of our stockholders. Accordingly, the roles of Chairperson and principal executive officer may be filled by one or two individuals. On May 23, 2012, the Board appointed Ms. Stewart Non-Executive Chairman of the Board. From June 6, 2012 until her separation in February 2013, Lisa Gersh served as Chief Executive Officer and President of the Company, reporting to the Board, and as a member of the Board. On January 28, 2013, the Board appointed Mr. Taitz, the Company’s Chief Administrative Officer and General Counsel, to the role of interim principal executive officer, effective February 7, 2013. Our current separation of the duties of Chairman of the Board and principal executive officer recognizes the differences between these roles as they are currently defined. The principal executive officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, while the Chairperson’s function is to lead the Board. Although the Company believes that separating the Chairperson and principal executive officer roles is currently appropriate and in the best interest of its stockholders, the Board maintains its flexibility to combine both roles at any given point to provide appropriate leadership for the Company.

In addition, when the positions of Chairperson and principal executive officer are combined or when the Chairperson is not an independent director, as was the case in 2012, the Company’s Corporate Governance Guidelines provide for an independent lead director (the “Lead Director”). The Lead Director’s responsibilities include presiding over and setting the agendas for executive sessions of the non-management or independent directors, consulting with the Chairperson regarding the scheduling of Board meetings, overseeing the appropriate flow of information to the Board, acting as a liaison between the non-management directors and management with respect to scheduling and agendas for Board meetings and being available for consultation and communication with stockholders as appropriate. Mr. Kantarian currently serves as our Lead Director.

Stockholders or other interested parties who wish to communicate with a member or members of the Board, including the Lead Director or the non-management or independent directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 601 West 26th Street, New York, New York 10001. The office of the Corporate Secretary will review and forward all correspondence to the appropriate Board member or members for response.

Board Role in Risk Oversight. Risk management is primarily the responsibility of the Company’s management. The Board has oversight responsibility for the processes established to identify, report and mitigate material risks applicable to the Company and has delegated to the Audit Committee its oversight responsibility with respect to financial and accounting risks. The Audit Committee regularly meets and discusses with management, as well as consults the Company’s independent registered public account, the Company’s major financial risk exposures and the Company’s risk assessment and risk management policies and their effectiveness. Each of the Board’s other committees also monitors management in evaluating risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management. The Board believes that the administration of its risk oversight function has not affected the Board’s choice of leadership structure.

AUDIT COMMITTEE

Our Audit Committee currently consists of Ms. Smyth, who serves as its chairperson, Mr. Roskin and Mr. Fekkai. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements. In fulfilling this purpose, the Audit Committee has assumed a number of responsibilities and undertaken to perform a number of duties, each of which is detailed in the Audit Committee’s charter, which is posted on our website (www.marthastewart.com) under the link for “Investor Relations – Corporate Governance.”

The Audit Committee met six times during 2012. The Board, in its business judgment, has determined that the members of the Audit Committee meet the independence standards of the NYSE listing standards, the financial literacy requirements for audit committee members of the NYSE listing standards and the independence requirements for audit committee members of the NYSE listing standards, Rule 10A-3(b) as promulgated under the Exchange Act and the SEC rules and regulations. The Board has also determined that Ms. Smyth qualifies as an audit committee financial expert within the meaning of the applicable SEC regulations.

COMPENSATION COMMITTEE

Our Compensation Committee currently consists of Mr. Roskin, who serves as its chairperson, Mr. Fekkai and Mr. Kantarian. The primary purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities in the areas of executive and other compensation as well as bonus and equity incentive plans. In fulfilling this purpose, the Compensation Committee has assumed a number of responsibilities and undertaken to perform a number of duties, each of which is detailed in the Compensation Committee’s charter, which is posted on the Company’s website (www.marthastewart.com) under the link for “Investor Relations – Corporate Governance.”

The Compensation Committee has authority under its charter to delegate authority to subcommittees of one or more members as it deems appropriate or to members of management in connection with certain of its duties and responsibilities, provided such delegation is consistent with applicable law and NYSE requirements. The Compensation Committee approves grants of restricted stock, restricted stock units (“RSUs”) and options pursuant to the Stock Plan in an aggregate amount of up to 100,000 shares of Class A Common Stock per quarter in connection with the negotiation and execution of employment letters with employees who are not Section 16 employees. No single grant made under this delegation can exceed 20,000 shares. In addition, the Compensation Committee has delegated the direct responsibility for the Company’s 401(k) plan to members of management. The Compensation Committee also has the authority to retain outside compensation, legal and other advisors, which it has done from time to time. The Compensation Committee also consults with the principal executive officer regarding executive compensation matters.

The Compensation Committee met eight times during 2012. The Board, in its business judgment, has determined that the members of the Compensation Committee meet the independence requirements of the NYSE listing standards and that the members are “non-employee directors” for purposes of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the members of our Compensation Committee during 2012 is or was a non-employee director and was never an officer or employee of the Company or any of its subsidiaries. Mr. Walker, one of the Series A designees during 2012, served briefly on the Compensation Committee in 2012 until the Board determined that he did not meet the independence requirements of the NYSE listing standards. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or on our Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our NCG Committee currently consists of Ms. Beers, who serves as its chairperson, Mr. Fekkai and Mr. Kantarian. The primary purpose of the NCG Committee is to identify and recommend individuals to become members of the Board, develop and recommend to the Board a set of corporate governance principles, oversee the evaluation of the Board and each committee of the Board, and perform a leadership role in shaping our corporate governance. In fulfilling this purpose, the NCG Committee has assumed a number of responsibilities and undertaken to perform a number of duties, each of which is detailed in the NCG Committee’s charter, which is posted on the Company’s website (www.marthastewart.com) under the link for “Investor Relations – Corporate Governance.”

The NCG Committee met four times during 2012. The Board, in its business judgment, has determined that the members of the NCG Committee meet the independence requirements of the NYSE listing standards.

FINANCE COMMITTEE

Our Finance Committee currently consists of Ms. Smyth, who serves as its chairperson, Mr. Kantarian and Mr. Roskin. The primary purpose of the Finance Committee is to assist the Board in fulfilling its oversight responsibilities in the area of financing arrangements, budgets and long-term strategy.

Our Finance Committee became a standing committee in January 2012. The Finance Committee met five times during 2012.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Under the current compensation plan, each non-employee director’s annual retainer is $40,000, payable in cash, although each director may elect to receive all or a portion of the retainer in Class A Common Stock. The plan calls for the number of shares to be computed based on the fees the director has elected to be paid in stock, divided by the closing price of a share of Class A Common Stock on the last business day of the quarter for which payment is being made. The annual fee paid to the chairperson of the NCG Committee and Finance Committee is $10,000 each. The annual fee paid to the Chairperson of the Board (if the Chairperson of the Board is a non-employee director), and the chairpersons of the Audit Committee and Compensation Committee is $20,000 each. Effective July 1, 2012, the Board increased the annual fee paid to the Lead Director to $40,000 from $20,000. Meeting fees for non-employee directors are $1,500 for each in-person Board or committee meeting attended and $1,000 for each Board or committee meeting in which the director participates by telephone. The chairperson fees and meeting fees are payable in cash.

On May 23, 2012, the Board increased the number of RSUs received by each non-employee director upon appointment or election/re-election to the Board. Each non-employee director receives RSUs representing the contingent right to one share of our Class A Common Stock equal to $60,000 of value. Prior to the 2012 Annual Meeting, non-employee directors received RSUs equal to $50,000 of value. The RSUs are priced at the closing price of a share of Class A Common Stock on the date of issuance. For grants made to new non-employee directors during the year, the grants are issued on the first business day of the month following a non-employee director’s appointment to the Board pursuant to our policy on equity issuances. For grants relating to a non-employee director’s election or re-election at an annual meeting of stockholders, the grants are issued on the date of such meeting. If a non-employee director is appointed at any point other than the annual meeting of stockholders, the grant is prorated for the period. However, with respect to Ms. Smyth’s initial grant in 2012, the grant was not prorated but she instead received a full grant. All grants related to a non-employee director’s appointment or election/re-election to the Board vest on the first anniversary of the grant. Grants to non-employee directors are issued pursuant to the Stock Plan.

All directors, including Series A Designees, receive reimbursement of reasonable expenses incurred in connection with participation in Board and committee meetings.

Charles Koppelman served as Non-Executive Chairman until the 2012 Annual Meeting, pursuant to the amended and restated Services Agreement between the Company and Mr. Koppelman, dated April 2, 2012. Thereafter, Mr. Koppelman became an advisor to the Board until the expiration of the agreement on December 31, 2012. For his services, Mr. Koppelman received a cash payment of $7,500 and shares of Class A Common Stock valued at $2,500 on June 30, 2012. On May 23, 2012, Mr. Koppelman was granted 15,151 RSUs, which vested on September 15, 2012.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines designed to encourage non-employee directors to have an equity interest in the Company and to help align their interests with the interests of stockholders. Except for non-employee directors who have waived their rights to compensation for serving as directors, such as Mr. Peterson, one of the current Series A Designees, each non-employee director must accumulate and hold 5,000 shares within a five-year period. Unvested RSUs or stock options do not count towards satisfying these guidelines.

Non-employee directors who do not meet the ownership test are required to hold 75% of shares that vest (net of shares withheld for tax obligations, if any) until such time as the applicable target is achieved. All of the non-employee director nominees currently satisfy the ownership guidelines and own in excess of 5,000 shares. The following table provides information on the amount of compensation received by our non-employee directors for the year ended December 31, 2012. The Series A Designees during 2012, Mr. Kramer and Mr. Walker, each waived their respective rights to receive compensation for serving as directors. Information regarding the compensation of Ms. Stewart and Ms. Gersh, who served as executive officers as well as directors, is set forth in the Summary Compensation Table included elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)		Total ($)
Charlotte Beers (3)	73,500	60,000	—		133,500
Frederic Fekkai (4)	82,500	60,000	—		142,500
Arlen Kantarian (5)	112,000	60,000	—		172,000
Charles Koppelman (6)	26,071	—	80,390	(11)	106,461
William Roskin (7)	112,500	60,000	—		172,500
Claudia Slacik (8)	28,214	—	—		28,214
Todd Slotkin (9)	42,572	—	—		42,572
Margaret Smyth (10)	95,588	110,000	—		205,588

(1)	Amounts represent all fees earned or paid in cash for services as a director, including annual retainer fees, committee chair fees, and meeting fees, as applicable. Also included are fees payable in cash, but forgone at the election of the director in exchange for shares of Class A Common Stock. The grant date fair value of such shares was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Share Based Payments.” For the assumptions used to determine grant date fair value, see Note 8 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The number of shares received by each director for retainer fees was equal to the fees payable to the director in Class A Common Stock divided by the applicable closing price of the Class A Common Stock. In 2012, the respective prices per share of the Class A Common Stock were: $3.81 on March 30, 2012, $3.40 on June 29, 2012, $3.07 on September 28, 2012 and $2.45 on December 31, 2012.
(2)	Amounts represent the aggregate grant date fair value of stock awards computed in accordance with Topic 718, “Share Based Payments.” For the assumptions used to determine grant date fair value, see Note 8 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The stock award numbers reflect (i) a grant of $60,000 of grant date fair value of RSUs upon re-election to the Board at the 2012 Annual Meeting, and (ii) in the case of Ms. Smyth, an additional amount of $50,000 of grant date fair value of RSUs on her election to the Board in January 2012. For each of the restricted stock awards made on re-election, grant date fair value was calculated using the closing price on the grant date multiplied by the number of shares.
(3)	Ms. Beers elected to receive 100% of her retainer in stock or 12,903 shares in 2012. As of December 31, 2012, Ms. Beers had options outstanding for 80,417 shares and 19,417 RSUs.
(4)	Mr. Fekkai elected to receive 25% of his retainer in stock or 3,225 shares in 2012. As of December 31, 2012, Mr. Fekkai had options outstanding for 43,841 shares and 19,417 RSUs.
(5)	Mr. Kantarian elected to receive 25% of his retainer in stock or 3,225 shares in 2012. As of December 31, 2012, Mr. Kantarian had options outstanding for 70,507 shares and 19,417 RSUs.
(6)	Mr. Koppelman elected to receive 100% of his retainer in cash in 2012. As of December 31, 2012, Mr. Koppelman had options outstanding for 1,237,500 shares.
(7)	Mr. Roskin elected to receive 25% of his retainer in stock or 3,225 shares in 2012. As of December 31, 2012, Mr. Roskin had options outstanding for 70,151 shares and 19,417 RSUs.
(8)	Ms. Slacik elected to receive 75% of her retainer in stock or 1,968 shares in 2012. As of December 31, 2012, Ms. Slacik had options outstanding for 22,059 shares.
(9)	Mr. Slotkin elected to receive 25% of his retainer in stock or 656 shares in 2012. As of December 31, 2012, Mr. Slotkin had options outstanding for 80,417 shares.
(10)	Ms. Smyth elected to receive 100% of her retainer in cash. As of December 31, 2012, Ms. Smyth had 30,100 RSUs.
(11)	Mr. Koppelman received (i) $46,817 of incremental fair value, computed in accordance with FASB ASC Topic 718, of an RSU award modified on May 23, 2012, in connection with Mr. Koppelman’s amended and restated services agreement, (ii) $7,500 in cash and $2,500 of grant date fair value of Class A Common Stock, in accordance with his amended and restated services agreement, for services rendered as an advisor to the Board and (iii) $23,573 paid directly to Mr. Koppelman’s attorney for reimbursement of legal fees incurred by Mr. Koppelman while serving in his capacity as an advisor to the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The names, ages and certain background information about our executive officers (other than Ms. Stewart, whose biographical information is set forth above under “Election of Directors – Information Concerning Nominees”), are set forth below.

Daniel Taitz, age 52, is our Chief Administrative Officer, General Counsel, and Secretary. On January 28, 2013, the Board appointed Mr. Taitz to the position of interim principal executive officer, until such time as the Board appoints a new chief executive officer. Prior to joining the Company, Mr. Taitz was Senior Vice President, Business Affairs at Univision Communications Inc. from May 2008 to August 2011. Mr. Taitz served as General Counsel and Secretary at Oxygen Media, LLC from October 1999 to May 2008, adding the title of Chief Administrative Officer in May 2004. He was previously a partner at the New York law firm of Friedman Kaplan & Seiler LLP and an associate at Willkie Farr & Gallagher.

Kenneth West, age 55, is our Chief Financial Officer and Treasurer. Mr. West previously served as Executive Vice President and Chief Financial Officer of Marvel Entertainment LLC, a brand-driven licensing and media company from May 2002 to June 2010. From June 2010 to July 2011, he served as an independent consultant to media and entertainment companies. Prior to May 2002, Mr. West, a certified public accountant, was chief financial officer of two middle-market, privately held companies, and spent over 15 years with the Stamford, Connecticut office of Ernst & Young LLP, principally in the auditing division.

Patricia Pollack, age 58, is the Senior Executive Vice President, Merchandising. Ms. Pollack joined the Company in August 2008 and served as Executive Vice President of Merchandising until her promotion to Senior Executive Vice President in June 2011. Prior to joining the Company, Ms. Pollack served as Chief Executive Officer of Donna Karan Home from 1999 to 2008 and, prior to that, she was President of Calvin Klein Home. Ms. Pollack previously served as Vice President of licensing and marketing for F. Schumacher & Co. and held managerial positions at global textile mill Fieldcrest Cannon.

Joseph Lagani, age 55, is our Chief Revenue Officer. Prior to joining the Company, Mr. Lagani served as Senior Vice President, Ad Sales at NBC Universal/iVillage from September 2009 to September 2011. From October 2007 to September 2009, Mr. Lagani was Vice President Brand Sales and Vice President/General Manager at Glam Media, Inc. From August 2004 to September 2007, Mr. Lagani was Vice President and Publisher for Conde Nast’s House and Garden.

Allison Jacques, age 48, is our Senior Vice President, Controller and Principal Accounting Officer. She has served as our Controller since December 2002 and our principal accounting officer since February 2011. She had previously served as the Company’s interim principal financial and accounting officer from January 2009 to March 2009 and from February 2011 to September 2011. She served as the Assistant Controller from April 1997, when she joined the Company, to December 2002. From June 1991 until March 1997, Ms. Jacques served in various capacities in the finance department of General Media International, Inc. Prior to that, she worked at Grant Thornton LLP as a certified public accountant.

PROPOSAL 2

APPROVAL OF PERFORMANCE MEASURES UNDER THE STOCK PLAN

The statements made in this Proposal 2 concerning terms and provisions of the Stock Plan are summaries and do not purport to be a complete recitation of the Stock Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Stock Plan. A copy of the Stock Plan is attached to this proxy statement as Appendix A and is incorporated by reference herein.

General

We are asking for stockholders to re-approve the material terms of the performance measures that apply to performance awards granted under the Stock Plan. In order for such awards to qualify as performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), every five years, shareholders must re-approve the performance measures applicable under the Stock Plan. The Stock Plan and the material terms of the performance goals that may apply to performance-based awards under the Stock Plan were initially approved by the Board of Directors on April 1, 2008 and became effective upon approval by stockholders at the Annual Meeting of Stockholders held on May 20, 2008. The Stock Plan was amended in 2012 to increase the number of shares available for award. Stockholders are not being asked to approve any amendments to the Stock Plan or to approve the Stock Plan itself under this proposal, but are only asked to re-approve the material terms of the performance measures included in the Stock Plan for compliance with Section 162(m) of the Code.

The Board believes that it is in the best interests of the Company and its stockholders to provide equity incentive plans under which equity-based compensation awards made to executive officers can be deducted by the Company for federal income tax purposes. The Board and the Compensation Committee believe that equity incentive grants are vital to the interest of the Company its stockholders as such grants play an important role in recruiting and retention of employees, directors and consultants.

The Board of Directors recommends that you vote FOR the approval of the material terms of the performance goals that may apply to performance-based awards under the Stock Plan, as described below.

Reason for Proposal

Shareholder re-approval of the material terms of the performance measures under the Stock Plan is required for the Company to fully deduct the amount or value of performance awards, as permitted under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and any of such company’s three other most highly compensated executive officers named in the proxy statement, not including the chief financial officer (these individuals are referred to as “covered employees”). This limitation does not apply, however, to “performance-based compensation” as defined under Section 162(m) of the Code.

Performance awards granted under the Stock Plan are intended to qualify as performance-based compensation that would be fully deductible under Section 162(m) of the Code. To qualify, the performance award must be subject to performance measures established by a committee or subcommittee comprised solely of two or more outside directors of the Company (in our case, the Compensation Committee) and the performance measures must be disclosed and approved by the stockholders of the Company. As the Stock Plan was originally approved by stockholders at the 2008 Annual Meeting, to maintain the availability of the deduction under Section 162(m) of the Code for performance-based compensation provided to our covered employees under the Stock Plan for an additional five years, our stockholders must approve the performance goals under the Stock Plan at the 2013 Annual Meeting. If our stockholders do not approve the performance goals under the Stock Plan, performance awards granted pursuant to the Stock Plan may not qualify for the performance-based exemption and may be subject to the $1 million deduction limit, which would result in additional cost to the Company to the extent amounts of compensation paid to covered employees are not deductible.

Plan Summary

The Stock Plan permits the granting of stock options, stock appreciation rights, restricted stock units and restricted stock by the Stock Plan administrator to employees (including executive officers), directors (including non-employee directors) and consultants of the Company and of any parent, subsidiary or affiliate of the Company.

The Compensation Committee administers the Stock Plan with respect to covered employees and the performance award grants intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee may establish performance criteria applicable to any performance award grant. When establishing performance criteria, the Compensation Committee determines the performance period over which performance against the criteria will be measured and the award to be granted based on the level of the performance goal achieved. The Compensation Committee or a separate committee of directors of the Company appointed by the Board of Directors administers the Stock Plan with respect to all other persons and awards.

The Compensation Committee has adopted the criteria listed below, subject to stockholder approval, under which long-term incentive awards (whether such awards take the form of stock, restricted stock units or equivalents or cash) for covered employees (as they may be constituted from time to time, and including persons who may become covered employees between the time of grant and payment of the award) would be performance-based for purposes of exemption from the limitations of Section 162(m) of the Code.

The performance criteria for long-term incentive performance awards made (or paid) to any covered employee shall consist of objective tests based on one or more of the following: (i) EBITDA (the definition of which the Board may adjust in its sole discretion from time to time); (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales, (vii) revenue; (viii) expenses; (ix) cost of goods sold; (x) profit/loss or profit margin; (xi) working capital; (xii) return on capital, equity or assets; (xiii) earnings per share; (xiv) economic value added; (xv) price/earnings ratio; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers, acquisitions, investments or divestitures; (xxx) financings and/or (xxxi) customer satisfaction and changes between years or periods that are determined with respect to any of the above-listed performance criteria. The performance period may not exceed seven calendar years, and may overlap one another. Performance criteria may be measured with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates (each as defined in the Stock Plan) or operating units, corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date these awards are approved by the Compensation Committee.

Under these terms, no employee, consultant, employee director or, with respect to shares of stock or stock units in lieu of directors’ fees, non-employee director, may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 1,500,000 shares; (ii) restricted stock and RSUs covering in excess of 1,500,000 shares; or (iii) stock appreciation rights covering in excess of 1,500,000 shares, subject to an adjustment for the following: (i) outstanding shares, (ii) a declaration of a dividend payable in shares, (iii) a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, (iv) a recapitalization, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, an extraordinary corporate transaction, such as any merger, consolidation, separation (including a spin-off), (v) any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company.

As discussed above, awards under these terms will be based upon the Company’s future performance, and no incentive compensation under these terms has been awarded or earned by any covered employee in 2012. For an understanding of the size and structure of these awards in the past, see the Outstanding Equity Awards at Fiscal Year-End 2012 table included elsewhere in this Proxy Statement. Nothing in these terms precludes the Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m) of the Code.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE MARTHA STEWART LIVING OMNIMEDIA INC. OMNIBUS STOCK AND OPTION COMPENSATION PLAN.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which amended Section 14A of the Exchange Act, enables our stockholders to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this Proxy Statement (the “named executive officers” or “NEOs”), i.e., a say-on-pay vote. In accordance with the wishes expressed by our stockholders, we have determined that such an advisory vote and approval of the compensation of the named executive officers will be conducted on an annual basis. This say-on-pay vote is advisory and therefore non-binding on the Company, the Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board value the input of our stockholders and will consider the outcome of the say-on-pay vote and stockholder concerns, along with other relevant factors, when making compensation decisions.

The Company’s compensation philosophy, more fully described elsewhere in this Proxy Statement, including in “Compensation Discussion and Analysis” and related compensation tables, notes and narrative discussion, combines a mix of compensation elements designed to attract, motivate, and retain the executive talent required to achieve our corporate objectives and to encourage the achievement of short and long-term performance goals. To that end, our NEOs receive a mix of base salary, the opportunity to earn an annual bonus and long-term equity awards, all of which are reviewed at least annually by the Compensation Committee. Because of the structure of our compensation packages, a significant portion of our NEOs’ total potential compensation can be considered to be “at risk.” In addition, the Company has stock ownership and retention guidelines in place to align the interests of our NEOs with stockholder interests. We believe that our compensation policies and practices directly link compensation to our performance and strongly align the interests of our named executive officers with our stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including in the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion, is hereby approved.

OUR BOARD RECOMMENDS A VOTE FOR THIS RESOLUTION.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

William Roskin (Chairperson)

Frederic Fekkai

Arlen Kantarian

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from the current or planned programs summarized in this discussion.

COMPENSATION PHILOSOPHY

Our compensation philosophy for our executive officers other than Ms. Stewart is guided by our belief that achievement of our business goals depends on attracting and retaining executives with an appropriate combination of creative skill and managerial expertise. As is described in greater detail below, Ms. Stewart’s compensation is determined based on her contribution as the principal performer on the Company’s various media projects and for her personal efforts in promoting the interests of our various retail partners. Throughout this discussion of our compensation programs, references to our philosophy or our compensation program are to the compensation for our executive officers other than Ms. Stewart.

•	We provide our senior executives with base salaries commensurate with their backgrounds, skill sets and responsibilities;

•	We provide the opportunity to earn annual bonuses that are intended to reward our executives based on the performance of our Company and that of the executive; and

•

We make equity awards based primarily on stock options and RSUs that vest over time in order to induce executives to remain in our employ and to align executives’ interests with those of our stockholders. We also make equity awards (stock options and RSUs) that only vest when certain performance criteria are achieved (currently we are using enhanced stock price as the performance criteria). We believe these equity compensation packages better align our executives’ interests with those of other stockholders and instill a pay for performance approach at our Company.

The Compensation Committee reviews and administers the compensation program for each of our named executive officers (“NEOs”). This includes the talent arrangements for Ms. Stewart. For more information on the scope and authority of the Compensation Committee, see “Meetings and Committees of the Board–Compensation Committee” above.

Potential adjustments to compensation (i.e., merit increases, market competitive adjustments, etc.) typically are set at a Compensation Committee meeting early in the calendar year after the Board has reviewed performance for the past year and prospects for the year ahead, although compensation decisions may be made throughout the year for a variety of reasons.

The Compensation Committee reviewed a risk assessment of our compensation policies and practices and determined that our compensation policies and practices do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company. Factors considered in making this determination included:

(1)	that our compensation mix for employees, including executives, recognizes that while long-term success is key, annual business, individual performance and adequate fixed compensation are also essential;

(2)	that target annual cash incentives are based on adjusted EBITDA (as defined below) and revenue targets and on individual contributions;

(3)	that annual cash incentive bonuses of senior executive officers are capped at a maximum of 150% of the target bonus opportunity and that no such target bonus shall exceed 100% of base salary;

(4)	that equity and equity-based awards have a retentive element and typically vest ratably over a three- or four-year period in the case of stock options and over a two-, three- or four-year period in the case of RSUs; and that a high percentage of equity awards are based on performance criteria; and

(5)	that executives are subject to stock ownership guidelines, linking executives with the long-term interests of stockholders.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Since 2011, we conduct an advisory vote on the compensation of our named executive officers. While this vote is not binding on us, the Board, or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in this Proxy Statement. To the extent there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions are necessary to address those concerns.

At the 2012 Annual Meeting, nearly 98% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The 98% vote in favor includes the stock ownership and voting control of Martha Stewart, mostly through her ownership of our Class B Common Stock. However, when the shares of Class A Common Stock that voted “against” the compensation of our named executive officers were considered in relation to the total number of shares of Class A Common Stock outstanding on the record date, those disapproving of our approach amounted to approximately 6% of the outstanding shares of Class A Common Stock. The Board and Compensation Committee reviewed these final vote results together with the other factors and data discussed in this Compensation Discussion and Analysis and determined that, given the significant level of support of our approach to compensation by the broader range of stockholders, no changes to our executive compensation policies and decisions were necessary. However, we regularly review our executive compensation to ensure compliance with our pay-for-performance philosophy.

We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the recommendation of the Board and the preference expressed by our stockholders. Accordingly, our Board recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers” in this Proxy Statement.

APPROACH TO ESTABLISHING TOTAL COMPENSATION LEVELS

Founder

Ms. Stewart’s compensation arrangements with the Company are primarily contained in her employment agreement with the Company, which is structured essentially as a talent agreement. Ms. Stewart’s talent agreement is reflected in an amended and restated employment agreement, which was initially effective as of April 1, 2009. That agreement was set to expire on March 31, 2012. In 2012, the parties extended that agreement through June 30, 2017. During the extension period, the parties agreed to negotiate mutually acceptable adjustments to the terms of the employment agreement to take effect on July 1, 2013 or before. If the parties were unable to negotiate mutually acceptable terms, the Company could have chosen to have the employment agreement and the original terms continue through June 30, 2017 or to allow the employment agreement to lapse on June 30, 2013. On July 2, 2013, Ms. Stewart and the Company entered into a letter agreement (the “Letter Agreement”) which modified certain terms of the employment agreement between Ms. Stewart and the Company effective as of July 1, 2013.

Despite the fact that Ms. Stewart is an executive officer and has primary responsibility for creative decisions within the Company, especially with respect to our various publications, her compensation is structured primarily for her role as the key on-air performer for a host of creative initiatives and her responsibilities on behalf of our merchandising partners. However, because Ms. Stewart’s contributions are critical to the performance of the Company, and to reflect her responsibilities as our Chief Creative Officer, Ms. Stewart has an annual incentive opportunity that is based on the same overall financial targets that are established for our NEOs generally.

In 2012, Ms. Stewart’s annual talent compensation remained at $2 million, the level provided for in her April 2009 employment agreement. This amount had been determined on the basis of Ms. Stewart’s length of service and experience, as well as how critical her services are to the Company. In addition, Ms. Stewart’s base salary recognizes her incredible value to the company in providing her creativity and talent to the Company’s businesses. Nevertheless, in July 2013, pursuant to the Letter Agreement and effective as of July 1, 2013, Ms. Stewart agreed to reduce her base salary by 10% to 1.8 million as part of the overall effort to return the Company to profitability. It is, we believe, consistent with talent payments made to other celebrities, although there is no published benchmark data for us to rely on. There are, however, from time to time, relatively reliable estimates published in general circulation media as to what similar celebrities earn, as well as some word of mouth estimates, which help to provide a context for negotiating Ms. Stewart’s base talent compensation.

The creative initiatives that are dependent on her services as a performer include various Martha Stewart television productions (e.g., Martha Bakes; Martha’s Cooking School); video segments on YouTube and other internet channels; her appearances in television commercials for our merchandising partners; her appearances on behalf of the Company on nationally distributed broadcast shows such as the Today show; her appearances on cable television broadcasts (e.g., CNBC); and her regularly scheduled radio show on Sirius XM Radio.

In addition to her role as a performer in our creative initiatives, our agreement with Ms. Stewart and her compensation recognizes her role as the creative visionary and caretaker of our brand in the publication of our magazines, websites and books and various merchandising initiatives. She makes a substantial number of public appearances on behalf of our merchandising partners, as well as book signings. There is a fairly constant demand for her time to participate in photo shoots, which are often full–day or multi-day events, as the featured celebrity for our own publications and websites, for our merchandising partners, and for promotional opportunities to further the Martha Stewart brand.

With respect to the various photo shoots, video productions and television interviews that Ms. Stewart is required to participate in for the benefit of the Company, it has historically been the Company’s practice to use properties that are beneficially owned by Ms. Stewart. This is because the Martha Stewart brand is often best personified by our use of her properties to demonstrate pet-care, gardening, kitchen layout and equipment, as well as crafts. For this reason, we have negotiated to use these properties pursuant to a separate agreement. Pursuant to the Letter Agreement and effective as of September 15, 2013, Ms. Stewart agreed to reduce payment under this separate agreement by $300,000, to $1.7 million as part of the overall effort to return the Company to profitability. The amounts payable by the Company under this agreement are reported in the All Other Compensation column in the Summary Compensation Table set forth below.

By reason of her unique position as a performer and her unparalleled role in supporting and developing the Martha Stewart brand, which require her to undertake extensive travel, make a substantial number of on-camera and personal appearances and require her to be constantly in the public eye, we pay for a number of expenses to assist Ms. Stewart in fulfilling these Company responsibilities that, under SEC regulations, are required to be reported as perquisites in the All Other Compensation column of the Summary Compensation Table set forth below.

Internal Review

Our executives receive a mix of base salary, the opportunity for performance-based annual bonuses, and long-term equity or equity-based awards. We arrive at total compensation levels by determining appropriate levels for each element. The relative weight of each element is determined by the Compensation Committee based on its assessment of the effectiveness of each element in supporting our short-term and long-term strategic objectives. Base salary and performance-based annual bonuses relate to short-term incentives and encourage executives to focus on key objectives that are critical to the success of the business in the near term; stock options and RSUs, which vest in various proportions over time or at the end of a fixed period (and which are often conditioned upon the achievement of performance metrics or, more commonly, Class A Common Stock price targets), encourage a focus on achieving long-term performance goals and provide an appropriate and necessary balance to our annual incentive plan.

In determining compensation for current NEOs, our Compensation Committee considers many variables, including each executive’s respective experience. While not formulaic or exhaustive, the variables the Compensation Committee has considered in the past include:

•	the experience, knowledge, and performance of the senior executive in question;

•	the competitive market for similar executive talent;

•	how critical the retention of any particular executive is to achieving the Company’s strategic goals;

•	the performance of the Company (and each of its operating segments) against internal performance targets;

•	how well an executive works across business segments to promote overall corporate goals;

•	future potential contributions of the executive;

•	pre-existing employment agreements between the Company and an NEO; and

•	compensation at former employers, in the case of new hires.

Based on this analysis, as described below, the Compensation Committee makes determinations as to each element of the compensation package, weighing each component in its discretion based on the facts and circumstances surrounding each NEO’s employment agreement or annual review.

Market Review

In 2012 through the date of this Annual Report to Stockholders, the Compensation Committee has continued its relationship with Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to provide advice to the Compensation Committee on the compensation program structure, including director compensation and individual compensation arrangements. FWC was selected by and reports to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has confirmed that there has been no conflict of interest in connection with the services provided by FWC to the Compensation Committee or the Company and assessed and confirmed FWC’s independence. During 2012, FWC provided advice to the Compensation Committee with respect to equity-based awards to the NEOs and the compensation of directors.

In 2011, FWC provided a peer group proxy analysis of 23 companies (the “peer group”) selected with greater emphasis on industry rather than size for use in connection with evaluating the compensation of Ms. Gersh. We have utilized the same overall peer group for 2012. The data was collected from the then most recently available proxy statements of these companies. The peer group used in both years was comprised of the following companies:

1-800-Flowers.com	Estee Lauder	The New York Times

American Greetings	Guess	Ralph Lauren

Cablevision	IAC/Interactivecorp	Scholastic

Kenneth Cole	XO Group Inc.	Scripps Networks Interactive

Discovery Communications	Lifetime Brands	Sirius XM Radio

DreamWorks Animation	Fifth & Pacific	Steve Madden

Elizabeth Arden	Media General	World Wrestling Entertainment

Perry Ellis	Meredith Corp.

ANALYSIS OF ELEMENTS OF TOTAL COMPENSATION

Base Salaries

While we believe it is appropriate for an executive’s total compensation package to be significantly conditioned on both the executive’s and the Company’s performance, we also recognize that base salary is an important element of consideration for services rendered by the executive. Accordingly, while we seek to keep base salaries competitive with our peers, we also use our judgment to determine specific pay levels necessary to attract and retain executive talent. In addition, base salaries relate to the scope of the executive’s responsibility and his or her years of experience. Salary increases are based on the Compensation Committee’s evaluation of current and anticipated future performance and, in some cases, reflect additional responsibilities.

See the discussion above under “Founder” for a description of Ms. Stewart’s compensation arrangements. Each of Ms. Gersh, Mr. Taitz and Mr. West’s base salary remained at the levels provided for in their respective employment agreements throughout 2012. Ms. Pollack’s salary remained $550,000.

Annual Bonuses

Annual bonuses for the NEOs and others are designed to reflect the overall financial performance of the Company against pre-determined annual goals set by the Compensation Committee. The Compensation Committee also considers the individual’s performance of his or her job responsibilities. At target levels and beyond, these bonuses can represent a material part of our NEOs’ total compensation. The Compensation Committee retains discretion to adjust all awards.

Bonuses to executive officers are typically awarded pursuant to The Martha Stewart Living Omnimedia, Inc. Annual Incentive Plan and, where applicable, the individual’s employment agreement or offer letter. Target bonuses are set as a percentage of the participant’s annual base salary. Since we believe that senior executives can have the greatest direct impact on the Company’s overall results, we typically set their bonus targets at a higher percentage of base salaries than other employees.

For 2012, the key metrics used for calculating bonuses were revenue and adjusted EBITDA (as defined below). We believe these measures give the most accurate view of the Company’s financial performance. In addition, these measures give management a good opportunity to grow the Company while controlling expenses.

Neither the adjusted EBITDA (as defined below) target nor the revenue target provided for 2012 was achieved; therefore, no cash bonuses were paid to senior executive officers. Although no additional cash was approved, the Board recognized Ms. Gersh’s significant contribution in consummating the transaction with J.C. Penney and awarded her 64,395 RSUs.

In February 2013, the Compensation Committee decided that 2013 bonuses for the NEOs would be based on the Company’s achievement of an adjusted consolidated income (loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash compensation expense, restructuring charges and other income (expense) (“adjusted EBITDA”) target and a revenue target, as well as subject to adjustment based on individual performance during the year. The Compensation Committee retains full discretion to make discretionary awards to any employee, including NEOs, should it determine it is in the Company’s best interest to do so.

Long-Term Incentive Compensation

To succeed in reaching our business goals, it is critical that we recruit and retain key executives and creative talent. One tool to achieve this is to grant equity or equity-based awards. These awards vest over time and, in part, vest when certain performance metrics are met. They provide executives an incentive to stay with the Company over the long term. These equity or equity-based awards also provide flexibility to the Compensation Committee to reward superior performance by senior executive officers.

Long-term incentive awards were typically granted annually (or, in the case of some new hires, at the time they join the Company). However, there may also be awards made at other times during the year in connection with promotions or other unique circumstances. The Compensation Committee retains full discretion to grant equity awards annually and in 2012 did not do so as the Company was contemplating a restructuring of its personnel.

All equity awards made since May 2008 were made pursuant to our Stock Plan, which was approved at our May 2008 annual meeting of stockholders. In 2008, we adopted a guideline on equity issuances. Under the guideline, unless otherwise specified, awards of equity determined during the course of any calendar month become effective on the first business day of the following calendar month. We then issue and price equity awards on that first business day of the month with an exercise price or value, as the case may be, equal to or based upon the closing price of our Class A Common Stock on that day. Performance-based options or RSUs only vest when the target price is achieved. All stock options granted by the Company have been nonqualified stock options.

When determining the value of a grant to an NEO or other senior executive, we consider the executive’s level of responsibility and other relevant factors. We tend to make these awards in bands that correlate to an executive’s title (e.g., Senior Vice Presidents receive larger awards than Vice Presidents), but, as noted above, an individual executive’s performance in the prior fiscal year may result in the executive receiving a greater or lesser grant. In the past few years, the Compensation Committee has shifted the mix of equity and equity-based awards, emphasizing performance-based RSUs and options to reinforce a pay for performance approach to compensation. We are required to recognize a charge for the value of an option when granted that might be disproportionate to the value received by the recipient upon exercise. However, the granting of options aligns the interests of recipients with those of stockholders because the recipient only realizes value if our Class A Common Stock appreciates above the grant date price. Since RSUs are settled on vesting in shares of our Class A Common Stock, their value to the recipient is also driven by the price of our Class A Common Stock. Performance-based RSUs and options further these principles. We believe both options and RSUs help us retain our executives by having the awards vest over a period of years or at the end of a fixed period.

Perquisites and Personal Benefits

Our NEOs other than Ms. Stewart do not generally receive many of the perquisites that are commonly provided at other companies. As is noted above, because of her role as a performer and her responsibilities as in promoting the Martha Stewart brand and her personal appearances and other on-air responsibilities for the benefit of our merchandising partners, we pay for a number of expenses for Ms. Stewart that are characterized as perquisites. As is described above, we have also entered into a contractual arrangement with Ms. Stewart to use properties that she beneficially owns to promote the Martha Stewart brand, including through creative initiatives produced by the Company, including various television programs and photo shoots for our merchandising partners and publications. For more detail on these benefits, payments and expenses, see “Executive Compensation Agreements,” the Summary Compensation Table and “Certain Relationships and Related Person Transactions–Transactions with Martha Stewart.”

The other NEOs are eligible to participate in the Company’s 401(k) plan on the same terms as other eligible management-level employees, which includes receiving Company matching contributions.

Separation Arrangements

In line with our efforts to attract and retain executives with creative skill and managerial excellence, we have entered into employment agreements with Ms. Gersh1, Ms. Stewart, Mr. Taitz and Mr. West that provide for benefits in connection with certain termination events. Ms. Pollack does not have an employment agreement, but in accordance with the Company’s severance policy, as of July 10, 2013, Ms. Pollack was entitled to 23 weeks of base salary in the event of termination without cause. These arrangements are described below under “Executive Compensation Arrangements” and “Potential Payments Upon Termination or Change in Control.”

Employee Stock Ownership/Retention Guidelines

Our employee stock ownership/retention guidelines are intended to encourage executive officers to maintain an equity interest in the Company to help further align their interests with the interests of other stockholders. Each executive officer must attain and retain the following ownership requirements within a five-year period. The targets apply to shares owned outright.

Principal Executive Officer:	60,000 shares
All other executive officers:	20,000 shares

Officers who do not meet the ownership test are required to hold 75% of vested shares (net of shares withheld for tax obligations) until such time as the applicable target is achieved. This requirement does not, however, apply to shares granted as part of a bonus payment.

[1]	See discussion on Ms. Gersh’s separation immediately prior to the Summary Compensation Table.

Ms. Stewart beneficially owns approximately 41.3% of the outstanding shares of the Company’s Common Stock. At this time, each of Mr. Taitz, Ms. Pollack and Mr. West is deemed to be in compliance with these guidelines while each accumulates shares within the five-year period.

Other Policies

Our policy on securities law compliance prohibits our directors, officers or employees to invest in derivatives of our securities, including trading in puts, calls and options, without the prior approval of our Board.

We have yet to adopt a formal policy fixing a course of action with regard to compensation adjustments following a restatement of financial results. We expect to do so once the SEC issues rules in this area as it has been directed by Dodd-Frank.

Tax Issues

The Compensation Committee also oversees compliance with Internal Revenue Code Section 162(m), which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain NEOs, subject to certain exceptions. The Compensation Committee believes, however, that in certain circumstances, factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and our stockholders. Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible and reserves the right to do so in the future, when appropriate.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table and the accompanying tables show the compensation of Lisa Gersh, who was our Chief Executive Officer and President in 2012, Kenneth West, who is our Chief Financial Officer and served in that capacity during all of 2012, and Martha Stewart, Daniel Taitz and Patricia Pollack, who were our three highest compensated other executive officers serving in that capacity on the last day of 2012.

Ms. Gersh stepped down as the Company’s Chief Executive Officer and President and resigned from the Company’s Board on February 7, 2013, as disclosed in the Company’s Form 8-K filing on January 29, 2013. In connection with the terms of her employment agreement, on her departure date of February 7, 2013, Ms. Gersh became vested in any time-based equity awards which were otherwise to vest within one year from her departure date. Accordingly, the following equity vested on February 7, 2013:

•	100,000 options from the 300,000 options granted on 6/6/2011

•	66,667 options from the 200,000 options granted on 6/6/2012

•	66,667 RSUs from the 200,000 RSUs granted on 6/6/2011

•	25,000 RSUs from the 75,000 RSUs granted on 6/6/2012

•	64,395 RSUs from the 64,395 RSUs granted on 6/6/2012

Further details regarding these equity grants are set forth in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2012.”

In accordance with her employment agreement, Ms. Gersh is also entitled to receive cash severance payments of up to a total of 18 months’ salary ($1,275,000). Of this amount, 12 months of her base salary ($850,000) was paid in April 2013. The remaining 6 months’ salary ($425,000) is due in the form of salary continuation starting on February 7, 2014, but is subject to offset by compensation received from subsequent employment.

The termination payments to Ms. Gersh discussed above are not included in the following Summary Compensation Table as these payments are considered to be 2013 transactions.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compen- sation ($)		Total ($)
Lisa Gersh	2012	796,154	—	429,337	(3)	280,558	5,576	(4)	1,511,625
Chief Executive Officer and President	2011	403,846	200,000	1,731,500		1,416,538	8,019		3,759,903
Kenneth West	2012	450,000	—	—		—	8,742	(5)	458,742
Chief Financial Officer	2011	128,077	30,000	241,600		173,521	382		573,580
Martha Stewart	2012	2,000,000	—	—		—	3,460,406	(6)	5,460,406
Founder/Chief Creative Officer	2011	2,000,000	—	—		266,362	3,235,438		5,501,800
	2010	2,000,000	—	—		783,125	3,124,262		5,907,387
Daniel Taitz	2012	450,000	—	91,500		—	7,992	(7)	549,492
Chief Administrative Officer and General	2011	147,115	50,000	332,700		281,558	430		811,803
Counsel
Patricia Pollack	2012	550,000	—	—		—	10,174	(8)	560,174
Senior Executive Vice President,	2011	460,000	100,000	254,500		35,515	11,078		861,093
Merchandising

(1)	Amounts represent the aggregate grant date fair value of stock awards as computed in accordance FASB ASC Topic 718. For the assumptions used to determine the grant date fair value, see Note 8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Please also refer to the Grants of Plan-Based Awards in 2012 table for information on stock awards made in 2012. These amounts do not represent the actual value that may be realized by the NEOs.

(2)	Amounts represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. For the assumptions used to determine the grant date fair value, see Note 8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Please also refer to the Grants of Plan-Based Awards in 2012 table for information on option awards made in 2012. These amounts do not represent the actual value that may be realized by the NEOs.
(3)	In June 2012, Ms. Gersh was awarded a special one-time non-recurring RSU grant in recognition of her significant contribution in consummating the transaction with J.C. Penney. 64,395 RSUs were granted with a one-year service-based vesting provision. The grant date fair value of the award, computed in accordance with FASB ASC Topic 718, was $198,337.
(4)	Ms. Gersh’s other compensation consisted of matching contributions to the 401(k) plan, driving services and life insurance premiums.
(5)	Mr. West’s other compensation consists of matching contribution to the 401(k) plan and life insurance premiums.
(6)	Ms. Stewart’s 2012 other compensation of $3,460,406 consists of (i) $2,027,898 in fees and expenses for which we are responsible under the Intangible Asset License Agreement; (ii) $88,504 of union required and other fees earned as talent on our television shows; (iii) $642,128 for security services; (iv) $393,574 for the portion of personnel costs for individuals performing work for Ms. Stewart for which we were not reimbursed; (v) $127,955 for a weekend driver and a portion of the cost of a weekly driver for non-business usage; (vi) $11,476 for life and other insurance premiums; (vii) $168,871 for expenses related to personal fitness, wellness, beauty and wardrobe provided in her capacity as on-air and in-person talent; (viii) vendor/advertiser/merchandising partner supplied samples/products and other improvements to her properties; and (ix) utilities and telecommunication services with no incremental cost to the Company. These expenses are paid and benefits are provided in accordance with her Employment Agreement with the Company. That agreement provides that Ms. Stewart is entitled to reimbursement for all business, travel and entertainment expenses on a basis no less favorable than in effect immediately prior to April 1, 2009 and subject to the Company’s current expense reimbursement policies. It also requires that the Company provide Ms. Stewart with automobiles and drivers on a basis no less favorable than in effect immediately prior to April 1, 2009 and must also pay for or reimburse her for certain security and communications expenses. See “Certain Relationships and Related Person Transactions – Transactions with Martha Stewart.”
(7)	Mr. Taitz’s other compensation consists of matching contribution to the 401(k) plan and life insurance premiums.
(8)	Ms. Pollack’s other compensation consists of matching contribution to the 401(k) plan, life and other insurance premiums.

The base salaries reported above with respect to Mses. Gersh and Stewart and Messrs. Taitz and West are the minimum base salaries that could be payable to each of these officers pursuant to the terms of the employment agreements between each such officer and the Company.

GRANTS OF PLAN-BASED AWARDS IN 2012

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)		Stock or Units (#)		Underlying Options (#)		Awards ($/Sh)	Awards ($)
Lisa Gersh	n/a		850,000	1,275,000
	6/6/12									75,000	(2)				231,000
	6/6/12									64,395	(3)				198,337
	6/6/12											200,000	(4)	3.08	280,558
Kenneth West	n/a		226,125	452,250		111,375	(5)	222,750	(5)
Martha Stewart	n/a		1,000,000	1,500,000
Daniel Taitz	n/a		337,500	675,000
	8/22/12									30,000	(6)				91,500
Patricia Pollack	n/a		275,000

(1)	Amounts represent target amounts payable to each NEO. For Mses. Gersh and Stewart and Messrs. West and Taitz, the target and maximum bonus amounts are provide in accordance with the terms of their employment agreements. For Ms. Gersh, her target opportunity was 100% of her base salary, and her maximum opportunity was 150% of such base salary. In the case of Ms. Stewart, the target bonus opportunity is $1,000,000 (which was 50% of the base salary in 2012); with a maximum opportunity of $1,500,000 (which was 75% of her base salary in 2012). In the case of Messrs. West and Mr. Taitz, such target bonus is 75% of the officer’s base salary, with a maximum opportunity equal to 150% of such base salary. In the case of Mr. West, 67% of his bonus is payable in cash and 33% is payable in stock options and/or RSUs which vest ratably over a three year period. Accordingly, 67% of Mr. West’s target and maximum bonus is reflected in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns and 33% of Mr. West’s target and maximum bonus is reflected in the “Estimated Possible Payouts Under Equity Incentive Plan” columns.
(2)	The stated vesting schedule for this award was that one-third of the shares were to vest on each of June 6, 2013, June 6, 2014 and June 6, 2015. The portion of this award that was scheduled to vest on June 6, 2013 vested upon Ms. Gersh’s resignation as an officer and director effective February 7, 2013. The remaining shares were forfeited on February 7, 2013.
(3)	The stated vesting schedule for this award was that 100% of the shares were to vest June 6, 2013. These awards were a special one-time non-recurring award approved in June 2012 to recognize Ms. Gersh’s significant contribution in consummating the transaction with J.C. Penney. All of these shares became vested upon Ms. Gersh’s resignation as an officer and director effective February 7, 2013.
(4)	The stated vesting schedule for this award was that one-third of the shares subject to the option vest on each of June 6, 2013, June 6, 2014 and June 6, 2015. The portion of this award that was scheduled to vest on June 6, 2013 vested upon Ms. Gersh’s resignation as an officer and director effective February 7, 2013. The remaining shares were forfeited on February 7, 2013.
(5)	Subsequent to December 31, 2011, 33% of Mr. West’s bonus is payable in stock options and/or RSUs which vest ratably over a three year period.
(6)	One-third of the shares vest on each of August 22, 2013, August 22, 2014 and August 22, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

	Option Awards (1)								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Lisa Gersh (3)				100,000	(4)	6.00	6/5/2021	(3)
				100,000	(4)	8.00	6/5/2021	(3)
				100,000	(4)	10.00	6/5/2021	(3)
				100,000	(4)	12.00	6/5/2021	(3)
		300,000	(5)			4.85	6/5/2021	(3)
		200,000	(5)			3.08	6/5/2022	(3)
												200,000	(6)	490,000
									200,000	(7)	490,000
									75,000	(8)	183,750
									64,395	(9)	157,768
Kenneth West				25,000	(10)	6.00	9/5/2021
				25,000	(10)	8.00	9/5/2021
				25,000	(10)	10.00	9/5/2021
				25,000	(10)	12.00	9/5/2021
		75,000	(11)			3.08	9/5/2021
									50,000	(12)	122,500
												60,000	(13)	147,000
Martha Stewart	750,000					7.04	3/2/2015
	637,500	212,500	(14)			1.96	2/28/2019
	150,000	150,000	(15)			5.48	2/28/2020
	49,500	100,500	(16)			3.95	2/28/2021
Daniel Taitz				50,000	(17)	6.00	8/21/2021
				50,000	(17)	8.00	8/21/2021
				50,000	(17)	10.00	8/21/2021
				50,000	(17)	12.00	8/21/2021
		100,000	(18)			3.15	8/21/2021
									50,000	(19)	122,500
												120,000	(20)	294,000
									30,000	(21)
Patricia Pollack	28,125	9,375	(14)			1.96	2/28/2019
	7,500	7,500	(15)			5.48	2/28/2020
	6,000	13,400	(16)			3.95	2/28/2021
									15,000	(22)	36,750
									33,500	(23)	82,075
											73,500

(1)	All options were issued from the Stock Plan, with the exception of Ms. Stewart’s 750,000 options which expire on 3/2/15, which were issued from the Martha Stewart Living Omnimedia, Inc. 1999 Amended and Restated Stock Compensation Plan (the “Prior Plan”). Options are granted at an exercise price equal to the fair market value on the date of grant. Under the Stock Plan, the fair market value is defined as the closing price of Class A Common Stock on the date of grant. Under the Prior Plan, the fair market value is defined as the closing price of Class A Common Stock on the last business day before the grant.

(2)	Market value is calculated by multiplying the number of shares that have not vested by $2.45, the closing market price of the Class A Common Stock on December 31, 2012, the final trading day of 2012.
(3)	In connection with the terms of her employment agreement, on her departure date of February 7, 2013, Ms. Gersh became fully vested in time-based equity awards which were otherwise to vest within one year from her departure date. Thus, 166,667 options to which footnote (5) applies, 66,667 restricted stock unit to which footnote (7) applies, 25,000 restricted stock unit to which footnote (8) applies and 64,395 restricted stock unit to which footnote (9) applies, became vested as of February 7, 2013, and any remaining shares subject to such awards were forfeited. See discussion on Ms. Gersh’s separation immediately prior to the Summary Compensation Table.
(4)	This option will vest if and only if the trailing average price during any consecutive 30 trading days is at least equal to the exercise price during the period beginning on June 6, 2011 and ending on June 6, 2015.
(5)	These options will vest with respect to one-third of the shares on each of June 6, 2013, June 6, 2014 and June 6, 2015.
(6)	Twenty-five percent of these RSUs will vest if and only if the trailing average price during any consecutive 30 trading days is at least $6 during the period beginning on June 6, 2011 and ending on June 6, 2015; 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $8 during the period beginning on June 6, 2011 and ending on June 6, 2015; 25%. will vest if and only if the trailing average price during any consecutive 30 trading days is at least $10 during the period beginning on June 6, 2011 and ending on June 6, 2015; and 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $12 during the period beginning on June 6, 2011 and ending on June 6, 2015.
(7)	Sixty-six thousand six hundred sixty-seven of these RSUs will vest on each of June 6, 2013 and June 6, 2014 and 66,666 will vest on June 6, 2015.
(8)	Twenty-five thousand of these RSUs will vest on each of June 6, 2013, June 6, 2014 and June 6, 2015.
(9)	These RSUs will vest on June 6, 2013.
(10)	This option will vest if and only if the trailing average price during any consecutive 30 trading days is at least equal to the exercise price during the period beginning on September 6, 2011 and ending on September 6, 2014.
(11)	This option will vest with respect to one-third of the shares on each of September 6, 2013, September 6, 2014 and September 6, 2015.
(12)	Sixteen thousand six hundred sixty-seven of these RSUs will vest on each of September 6, 2013 and September 6, 2014 and 16,666 will vest on September 6, 2015.
(13)	Twenty-five percent of these RSUs will vest if and only if the trailing average price during any consecutive 30 trading days is at least $8 during the period beginning on September 6, 2011 and ending on September 6, 2014; 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $10 during the period beginning on September 6, 2011 and ending on September 6, 2014; 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $12 during the period beginning on September 6, 2011 and ending on September 6, 2014; and 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $14 during the period beginning on September 6, 2011 and ending on September 6, 2014.
(14)	This option vested on March 1, 2013.

(15)	This option vested with respect to one-half of the shares on March 1, 2013; the remainder of the shares will vest on March 1, 2014.
(16)	This option vested with respect to one-half of the shares on March 1, 2013; it will vest with respect to the remainder of the shares on March 1, 2014.
(17)	These options will vest if and only if the trailing average price during any consecutive 30 trading days is at least equal to the exercise price during the period beginning on August 22, 2011 and ending on August 22, 2014.
(18)	This option will vest as to 33,334 of the shares on August 22, 2013 and with respect to 33,333 shares on each of August 22, 2014 and August 22, 2015.
(19)	Sixteen thousand six hundred sixty-seven of these RSUs will vest on each of August 22, 2013 and August 22, 2014 and 16,666 will vest on August 22, 2015.
(20)	Twenty-five percent of these RSUs will vest if and only if the trailing average price during any consecutive 30 trading days is at least $8 during the period beginning on August 22, 2011 and ending on August 22, 2014; 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $10 during the period beginning on August 22, 2011 and ending on August 22, 2014; 25% will vest if and only if the trailing average price during any consecutive 30 trading days is at least $12 during the period beginning on August 22, 2011 and ending on August 22, 2014; and 25% will vest if and only if the trailing average price is during any consecutive 30 trading days is at least $14 during the period beginning on August 22, 2011 and ending on August 22, 2014.
(21)	Thirty-three percent of these RSUs will vest on each of August 22, 2013 and August 22, 2014, with the remaining 34% vesting on August 22, 2015.
(22)	These RSUs vested on March 1, 2013.
(23)	Sixteen thousand five hundred of these RSUs will vest on June 1, 2013 and 17,000 will vest on June 1, 2014.

OPTION EXERCISES AND STOCK VESTED DURING 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Patricia Pollack	—	—	6,250	26,813
Patricia Pollack	—	—	16,500	49,500

(1)	Value realized was calculated based on the closing price of the Class A Common Stock on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below show certain potential payments that would have been made to an NEO had a termination hypothetically occurred on December 31, 2012 under various scenarios, or had a change in control hypothetically occurred on December 31, 2012. In accordance with SEC rules, the potential payments were determined under the terms of each NEO’s respective employment agreement, if any. The terms of these agreements, including the obligations of the NEOs in respect of non-competition, non-solicitation and non-disparagement following termination, are detailed above under “Executive Compensation Agreements” above.

The tables do not include the value of vested but unexercised stock options as of December 31, 2012. The Benefit Continuation expense was calculated using the Company’s costs for medical, dental, hospitalization and life insurance coverage for each NEO as in effect on December 31, 2012, except where otherwise specified. The footnotes to the tables describe the assumptions used in estimating the amounts set forth in the tables. Because the payments to be made to an NEO or the value of accelerated equity awards depend on several factors, the actual amounts to be paid out or the value received upon an NEO’s termination of employment or upon a change in control can only be determined at the time of the event. In all events of termination, an NEO is entitled to earned but unpaid salary, benefits (including accrued vacation) and unreimbursed business expenses through the date of termination. This table assumes that our pay period ended on, and included pay for, December 31, 2012, and that there was no accrued vacation at such date.

The tables below set forth information for Ms. Gersh as if termination occurred on December 31, 2012 under various scenarios. As discussed above, Ms. Gersh stepped down as the Company’s Chief Executive Officer and President and resigned from the Company’s Board on February 7, 2013. In connection with the terms of her employment agreement, on her departure date of February 7, 2013, Ms. Gersh became vested in any time-based equity awards which were otherwise to vest within one year of her departure date. Accordingly, the following equity became vested on February 7, 2013:

•	100,000 options from the 300,000 options granted on 6/6/2011

•	66,667 options from the 200,000 options granted on 6/6/2012

•	66,667 RSUs from the 200,000 RSUs granted on 6/6/2011

•	25,000 RSUs from the 75,000 RSUs granted on 6/6/2012

•	64,395 RSUs from the 64,395 RSUs granted on 6/6/2012

Further details regarding these equity grants are set forth in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2012.”

In accordance with her employment agreement, Ms. Gersh is also entitled to receive cash severance payments of up to a total of 18 months’ salary ($1,275,000). Of this amount, 12 months of her base salary ($850,000) was paid in April 2013. The remaining 6 months’ salary ($425,000) is due in the form of salary continuation, starting on February 7, 2014, but is subject to offset by compensation received from subsequent employment.

On July 9, 2012 the Company extended Ms. Stewart’s employment agreement to June 30, 2017. Under Ms. Stewart’s employment agreement, in the event of her death, the Company remains obligated to pay the talent compensation (less long-term disability payments) until June 30, 2017. If she is disabled, the talent compensation continues unless the agreement is terminated, in which event the Company remains obligated to pay the talent compensation (less long-term disability payments) until June 30, 2017. Also, under Ms. Stewart’s employment agreement, if the Company terminates her employment without “cause” or she terminates her employment for “good reason,” she would be entitled to a lump-sum payment equal to the sum of: (a) talent compensation and accrued vacation pay (which for purposes of this table we are assuming is zero) through the date of termination, (b) $3,000,000, and (c) the higher of (1) $5,000,000 or (2) three times the highest annual bonus paid with respect to any fiscal year beginning during the term of the agreement. In such cases, the Company must also continue to provide Ms. Stewart for the greater of the remaining term of the agreement or three years following the date of termination, the same medical, hospitalization, dental and life insurance coverage to which she was otherwise entitled under the agreement. Upon a termination by the Company without cause or her termination for good reason, the Company would also be required to continue to provide Ms. Stewart with the use of automobiles and drivers and to provide her with offices and assistants for three years. The employment agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions. Under the agreement, Ms. Stewart cannot compete with the Company or solicit its employees during her term of employment. In addition, if Ms. Stewart’s employment is terminated by the Company for cause or by Ms. Stewart without good reason, the non-competition and non-solicitation restrictions continue for 12 months after the termination of employment. The non-disparagement provisions, which preclude both the Company and Ms. Stewart from making disparaging or derogatory statements about the other in communications that are public or that, may be reasonably expected to be publicly disseminated to the press or the media, apply during her term of employment and for two years thereafter in all events.

Pursuant to each of their employment agreements, if we terminate either Mr. West or Mr. Taitz without “cause” or he resigns for “good reason,” we must pay him (a) a prorated bonus with respect to the cash portion of his bonus for the year of termination (so long as his targets have been met and bonuses are paid generally to similarly situated executives); (b) his base salary for 12 months and (c) continued medical coverage at active employee rates for the earlier of 12 months or the end of his originally scheduled employment term (unless he is earlier eligible to receive subsequent employer-provided coverage). In addition, he will also vest in the portion of the outstanding unvested options and RSUs granted when his employment began (other than those that are performance-based) that would otherwise have vested within (a) if such termination is before a “change of control” of the Company occurs, 12 months and (b) if such termination is after a “change of control” of the Company occurs, 24 months, of the date of termination.

All such post-termination payments are subject to his execution of a mutually satisfactory release and compliance with customary confidentiality, non-competition, non-solicitation, non-disparagement and indemnification provisions. Under each of their agreements, neither Mr. West nor Mr. Taitz can compete with the Company for a 12-month period after termination. The non-solicitation covenant also extends for 12 months after termination.

Value of Accelerated Equity Awards (2)
Lisa Gersh:(1)	Cash Severance ($)	Benefit Continuation ($)	Options ($)	Restricted Stock and RSUs ($)	Total ($)
Change in Control (3)	1,275,000	(4)	—	449,168	1,724,168
Termination by Company without “cause”/by employee for “good reason”	1,275,000	(4)	—	382,352	1,657,352
Termination for cause	—	—	—	—	—
Disability	—	—	—	—	—
Death	—	—	—	—	—
All other	—	—	—	—	—

Value of Accelerated Equity Awards (2)
Kenneth West: (1)	Cash Severance ($)	Benefit Continuation ($)	Options ($)	Restricted Stock and RSUs ($)	Total ($)
Change in Control (3)	450,000	9,235	—	81,668	540,904
Termination by Company without “cause”/by employee for “good reason”	450,000	9,235	—	40,834	500,069
Termination for cause	—	—	—	—	—
Disability	—	—	—	—	—
Death	—	—	—	—	—
All other	—	—	—	—	—

			Value of Accelerated Equity Awards (2)
Martha Stewart:	Cash Severance ($)	Benefit Continuation ($)	Options ($)	Restricted Stock and RSUs ($)	Total ($)
Change in Control	—	—	104,125	—	104,125
Termination by Company without “cause”/by employee for “good reason” (5)	8,000,000	13,871	—	—	8,013,871
Termination for cause	—	—	—	—	—
Disability (5)	9,000,000	—	—	—	9,000,000
Death (5)	9,000,000	—	—	—	9,000,000
All other	—	—	—	—	—

Value of Accelerated Equity Awards (2)
Daniel Taitz: (1)	Cash Severance ($)	Benefit Continuation ($)	Options ($)	Restricted Stock and RSUs ($)	Total ($)
Change in Control (3)	450,000	9,235	—	130,668	589,903
Termination by Company without “cause”/by employee for “good reason”	450,000	9,235	—	65,334	524,569
Termination for cause	—	—	—	—	—
Disability	—	—	—	—	—
Death	—	—	—	—	—
All other	—	—	—	—	—

Value of Accelerated Equity Awards (2)
Patricia Pollack:	Cash Severance ($)	Benefit Continuation ($)	Options ($)	Restricted Stock and RSUs ($)	Total ($)
Change in Control	—	—	4,594	36,750	41,344
Termination by Company without “cause” (6)	243,269	—	—	—	243,269
Termination by employee for “good reason”	—	—	—	—	—
Termination for cause	—	—	—	—	—
Disability	—	—	—	—	—
Death	—	—	—	—	—
All other	—	—	—	—	—

(1)	The employment agreements for Ms. Gersh, Mr. West and Mr. Taitz provide for a pro rata bonus for the year of termination if performance targets are met and bonuses are paid to similarly situated executives, with such bonuses to be paid at the time such other bonuses are paid, such that no additional bonus amount would have been payable to these individuals as of December 31, 2012.
(2)	Based on $2.45, the closing stock price of the Class A Common Stock on December 31, 2012, the last trading day of 2012. The value of the options is the difference between $2.45 and the applicable exercise price. Options with exercise prices that exceeded the closing price would not result in a benefit had the vesting of these options been accelerated, and therefore such options are not included in the table.
(3)	Represents amounts payable in lieu of amount payable upon a “Termination by Company without ‘cause’/ by employee for ‘good reason’” if the “Termination by Company without ‘cause’/ by employee for ‘good reason’” occurs after a “change in control.”
(4)	Under her employment agreement, Ms. Gersh would be entitled to continued medical coverage at active employee rates. She is not currently receiving such coverage but if she did elect to do so, the estimated maximum cost to the Company would be $16,253 in connection with a “Termination by Company without ‘cause’/ by employee for ‘good reason’” either before or after a “change in control.”

(5)	Under Ms. Stewart’s employment agreement, in the event of her death, the Company remains obligated to pay the talent compensation (less long-term disability payments) until June 30, 2017. If she is disabled, the talent compensation continues unless the agreement is terminated, in which event the Company remains obligated to pay the talent compensation (less long-term disability payments) until June 30, 2017. While the Company has the right under certain circumstances to terminate the term of her employment agreement effective as of June 30, 2013, amounts in the table reflect the full talent compensation without reduction). Upon a termination by the Company without cause or her termination for good reason, the Company would also be required to continue to provide Ms. Stewart with the use of automobiles and drivers and to provide her with offices and assistants for three years. The above table does not include any value for use of automobiles and drivers, offices and assistants by Ms. Stewart for a three-year period following such a termination, or payments that would result from the simultaneous termination of the Intangible Asset License Agreement or payments due under the Intellectual Property License Agreement. For more information, see “Certain Relationships and Related Person Transactions – Transactions with Martha Stewart.”
(6)	Under the Company’s severance policy at December 31, 2012, Ms. Pollack was entitled to 23 weeks of salary, subject to execution of a release in favor of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of July 10, 2013 (unless otherwise noted), information relating to the beneficial ownership of our Common Stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of any class of our voting securities, (2) each of our directors, (3) each of the NEOs and (4) all of our current executive officers and directors as a group. Except as otherwise indicated, the address of each is 601 West 26th Street, New York, New York 10001.

Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as otherwise indicated, each person has sole voting and investment power over the shares shown in this table. A person is also deemed to be the beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be beneficial owner of the same securities. We have assumed the conversion of shares of Class B Common Stock into shares of Class A Common Stock in order to determine the beneficial ownership of each of Martha Stewart and Alexis Stewart’s and the Martha Stewart Family Limited Partnership’s ownership of Class A Common Stock (and therefore all directors and executive officers as a group as Ms. Stewart falls into this group), but not in calculating the percentage of Class A Common Stock for any other holder or for calculating Martha Stewart’s and the Martha Stewart Family Limited Partnership’s ownership of Class B Common Stock.

Shares of Class B Common Stock may be converted on a one-for-one basis into shares of Class A Common Stock at the option of the holder.

	Series A Preferred Stock		Class A Common Stock (1)			Class B Common Stock (1)
Name	Share	%	Shares		%	Shares	%
Martha Stewart	—	—	28,711,571	(2)	41.3	25,984,625	100.0
Alexis Stewart	—	—	28,673,689	(3)	41.2	25,984,625	100.0
Martha Stewart Family Limited Partnership	—	—	25,984,625	(4)	37.4	25,984,625	100.0
J.C. Penney Company, Inc.	1	100.0	11,000,000	(5)	26.5	—	—
BlackRock, Inc.	—	—	1,693,900	(6)	4.1	—	—
Charlotte Beers	—	—	188,026	(7)	*	—	—
Frederic Fekkai	—	—	113,749	(8)	*	—	—
Arlen Kantarian	—	—	152,729	(9)	*	—	—
William Roskin	—	—	141,639	(10)	*	—	—
Margaret Smyth	—	—	30,100	(11)	*	—	—
Kenneth West	—	—	41,667	(12)	*	—	—
Daniel Taitz	—	—	60,001	(13)	*	—	—
Robert W. Peterson	—	—	—		—	—	—
Patricia Pollack	—	—	106,567	(14)	*	—	—
Michael Zacharia	—	—	—		—	—	—
All directors and executive officers as a group (13 persons)			29,607,174	(15)	41.6	25,984,625	100.0

*	The percentage of shares beneficially owned does not exceed 1%.
(1)	The total voting power in the election of directors of the Company (other than the Series A designees) consists of all outstanding shares of Class A Common Stock (having one vote per share) and all outstanding Class B Common Stock (having 10 votes per share). As of July 10, 2013, Martha Stewart held 86.6% of the voting power, Alexis Stewart held 86.5% of the voting power, the Martha Stewart Family Limited Partnership (“MSFLP”) held 86.2% of the voting power and J.C. Penney held 3.6% of the voting power. No other holder beneficially owned in excess of 1% of the voting power.

(2)	These shares include (i) 14,748 shares of the Class A Common Stock held by Ms. Stewart, (ii) 1,924,000 shares of the Class A Common Stock that are subject to exercisable options and (iii) 29,816 shares of Class A Common Stock held by the Martha Stewart 1999 Family Trust, of which Ms. Stewart is the sole trustee and as to which she has sole voting and dispositive power. These shares also include (a) 25,984,625 shares of Class B Common Stock held by the Martha Stewart Family Limited Partnership (“MSFLP”), of which Ms. Stewart is the sole general partner, each of which is convertible at the option of the holder into one share of the Class A Common Stock and (b) 37,270 shares of Class A Common Stock held by the Martha Stewart 2000 Family Trust, of which Ms. Stewart is a co-trustee. In addition, Martha Stewart may be deemed to beneficially own 721,112 shares of Class A Common Stock held by the Martha and Alexis Stewart Charitable Foundation, for which Martha Stewart is a co-trustee and as to which she shares voting and dispositive power.
(3)	Includes 3,602 shares of Class A Common Stock and 36,250 shares subject to exercisable options, owned directly by Alexis Stewart, as to which she has sole voting and dispositive power. In addition, Alexis Stewart may be deemed to beneficially own 721,112 shares of Class A Common Stock held by the Martha and Alexis Stewart Charitable Foundation, for which Alexis Stewart is a co-trustee and as to which she shares voting and dispositive power. Ms. Alexis Stewart may also be deemed to beneficially own 27,912,725 shares of Class A Common Stock pursuant to (i) a revocable proxy, dated as of October 6, 2004, whereby Martha Stewart appointed Alexis Stewart as her true and lawful proxy, attorney-in-fact and agent with respect to all of the securities of the Company that are owned by Martha Stewart from time to time, and a power of attorney, dated as of October 6, 2004, whereby MSFLP appointed Alexis Stewart as its true and lawful proxy, attorney-in-fact and agent with respect to all of the securities of the Company that are owned by MSFLP from time to time. These shares include the following: (i) 4,100 shares of the Class A Common Stock held by Martha Stewart, (ii) 1,924,000 shares of Class A Common Stock owned by Martha Stewart that are subject to exercisable options, and (iii) 25,984,625 of the Class B Common Stock, each of which is convertible at the option of the holder into one share of Class A Common Stock, and all of which are owned by MSFLP and indirectly owned by Martha Stewart as the sole general partner of MSFLP and as to all of which she is deemed to share voting and dispositive power.
(4)	Consists of 25,984,625 shares of the Class B Common Stock, each of which is convertible at the option of the holder into one share of the Class A Common Stock, all of which are owned by MSFLP and indirectly owned by Martha Stewart as the sole general partner of MSFLP and as to which MSFLP is deemed to share voting and dispositive power.
(5)	Consists of 11,000,000 shares of Class A Common Stock, which J.C. Penney holds sole voting power and sale disposition power indirectly through control of J.C. Penney, a wholly owned subsidiary. The address of J.C. Penney is 6501 Legacy Drive, Plano, TX 75024.
(6)	Consists of 1,693,900 shares of Class A Common Stock, which BlackRock holds sole voting power and sale disposition power. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(7)	Consists of 107,609 shares of Class A Common Stock and options to acquire 80,417 shares of Class A Common Stock that are exercisable or will become exercisable within 60 days.
(8)	Consists of 69,908 shares of Class A Common Stock and options to acquire 43,841 shares of Class A Common Stock that are exercisable or will become exercisable within 60 days.
(9)	Consists of 82,222 shares of Class A Common Stock and options to acquire 70,507 shares of Class A Common Stock that are exercisable or will become exercisable within 60 days.
(10)	Consists of 71,488 shares of Class A Common Stock and options to acquire 70,151 shares of Class A Common Stock that are exercisable or will become exercisable within 60 days.
(11)	Consists of 30,100 shares of Class A Common Stock.

(12)	Consists of 16,667 shares of Class A Common Stock and options to acquire 25,000 shares of Class A Common Stock that are exercisable or will become exercisable with 60 days.
(13)	Consists of 26,667 shares of Class A Common Stock and options to acquire 33,334 shares of Class A Common Stock that are exercisable or will become exercisable with 60 days.
(14)	Consists of 44,617 shares of Class A Common Stock and options to acquire 61,950 shares of Class A Common Stock that are exercisable or will become exercisable with 60 days.
(15)	Includes options to acquire 28,274,182 shares of Class A Common Stock as of July 10, 2013 or within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required by the SEC rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners timely filed all such required forms with respect to 2012 transactions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons

In July 2010, we adopted written related person transaction policies and procedures to further the goal of ensuring that any related person transaction is properly reviewed, approved or ratified, if appropriate, and fully disclosed in accordance with applicable rules and regulations. The policies and procedures involve the evaluation of any transactions or arrangements between the Company and any “related person,” which includes, but is not limited to directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each, or any entity in which any related person is employed, is a general partner or principal or in which such person has a 10% or greater beneficial ownership interest. Transactions covered by our related person policies and procedures (“related person transactions”) include any transaction, arrangement or relationship in which a) the Company is a participant or b) any related person has or will have a direct or indirect interest.

Under our related person policies and procedures, a related person or the employee proposing a potential related person transaction must notify the Chief Financial Officer or the General Counsel of the facts and circumstances of the proposed related party transaction. The Chief Financial Officer or the General Counsel, as applicable, will initially determine whether the proposed transaction constitutes a related person transaction under our policies and procedures. If the transaction is determined to be a related person transaction, the Chief Financial Officer or the General Counsel, as applicable, will then assess whether the aggregate amount of such transaction exceeds $9,500. If the proposed transaction does not exceed $9,500, the Chief Financial Officer or the General Counsel, as applicable, may approve the transaction and must present a list of all such approved transactions to the Audit Committee at the next regularly scheduled quarterly meeting. If the proposed transaction exceeds $9,500, it will be submitted to the Audit Committee for pre-approval prior to its consummation. The Audit Committee will consider all of the relevant facts and circumstances of the proposed transaction in making its determination, including the benefits to the Company, the availability of other comparable products or services, the terms of the proposed transaction and whether the transaction is in the ordinary course of the Company’s business. The policies and procedures provide that such transactions will only be approved if they are in, or not inconsistent with, the best interests of the Company. If the transaction involves a member of the Audit Committee, that Audit Committee member will not participate in the action regarding whether to approve or ratify the transaction.

All related person transactions for 2012 were approved consistent with our policies and procedures.

The policies and procedures provide that all related person transactions are to be disclosed in the Company’s filings to the extent required by the rules and regulations of the SEC and the NYSE. SEC regulations currently generally require disclosure with respect to transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Transactions with Martha Stewart

Intangible Asset License Agreement

We are party to an intangible asset license agreement (the “IAL agreement”) with Lifestyle Research Center, LLC (“LRC”) (formerly known as MS Real Estate Management Company), an entity owned by Martha Stewart. Pursuant to the IAL, the Company paid an annual fee of $2.0 million to LRC for the perpetual, exclusive right to use Ms. Stewart’s lifestyle intangible asset in connection with Company products and services and to access various real properties owned by Ms. Stewart during the term of the agreement.

In July 2012, the parties agreed to extend the IAL agreement until June 30, 2013, rather than expiring on September 30, 2012. If the Company chose to allow the April 2009 employment agreement to continue in effect after June 30, 2013, the IAL agreement would have automatically extended until June 30, 2017. In July 2013, as part of the overall effort to return the Company to profitability, Ms. Stewart agreed to modify the IAL agreement pursuant to the Letter Agreement to reduce the annual licensing fee by $300,000 to $1.7 million, effective September 2013 and extending the term of the IAL until September 15, 2017. LRC is responsible, at its expense, to maintain and landscape the real properties in a manner consistent with past practices; provided, however, that we are responsible for approved business expenses associated with security and telecommunications systems and security personnel related to Ms. Stewart at the properties, and must reimburse LRC for up to $100,000 of approved and documented household expenses. In 2012, the Company reimbursed LRC approximately $30,000 for approved and documented household expenses. In each of the years ended December 31, 2011 and 2010, the Company reimbursed LRC $100,000 for these expenses.

We also reimbursed LRC for certain costs borne by LRC associated with various Company business activities which were conducted at properties covered by the IAL agreement. During 2012 and 2010, the Company reimbursed LRC $30,000 and $100,000 for these. During 2011, reimbursements for these costs were insignificant.

The IAL agreement will terminate on any termination of Ms. Stewart’s employment.

Intellectual Property License and Preservation Agreement

We entered into an Intellectual Property License and Preservation Agreement with Ms. Stewart dated as of October 22, 1999, pursuant to which Ms. Stewart granted us an exclusive, worldwide, perpetual royalty-free license to use her name, likeness, image, voice and signature for our products and services. We are currently the owner of the primary trademarks employed in our business and, under the agreement, we generally have the right to develop and register in our name trademarks that incorporate the Martha Stewart name, such as Martha Stewart Living, and to use these marks on an exclusive basis in and in connection with our businesses. If Ms. Stewart ceases to control the Company, we will continue to have the foregoing rights, including the right to use those marks for any new business as long as such new business is substantially consistent with the image, look and goodwill of the licensed marks at the time that Ms. Stewart ceases to control the Company.

In the event that we terminate Ms. Stewart’s employment without “cause” or she terminates her employment for “good reason,” each as defined in her employment agreement, the license to existing marks will cease to be exclusive and we will be limited in our ability to create new marks incorporating her name, likeness, image, publicity and signature. In these circumstances, Ms. Stewart would receive the right to use her name in other businesses that could directly compete with us, including with our magazine, television and merchandising businesses. In addition, if Ms. Stewart’s employment terminates under these circumstances, Ms. Stewart would receive in perpetuity a royalty of 3% of the revenues we derive from any of our products or services bearing any of the licensed marks. The Intellectual Property License and Preservation Agreement contains various customary provisions regarding our obligations to preserve the quality of the licensed marks and to protect these marks from infringement by third parties. The term of the license is perpetual; however, Ms. Stewart may terminate the license if we fail to make the royalty payments described above.

TRANSACTIONS WITH J. C. PENNEY

On December 6, 2011, the Company and J. C. Penney, the principal operating subsidiary of J. C. Penney Company, Inc., entered into the following agreements, each dated as of December 6, 2011: (i) the J. C. Penney/MSLO Agreement (the “Commercial Agreement”), (ii) the Securities Purchase Agreement (the “Securities Purchase Agreement”) and (iii) the Investor Rights Agreement (the “Investor Rights Agreement”).

Commercial Agreement

The Commercial Agreement became effective upon execution, and provides for an initial term that will expire on January 28, 2023, unless earlier terminated in accordance with its terms. Pursuant to the Commercial Agreement, J. C. Penney will sell certain Martha Stewart-designed and branded home products (the “Products”) through www.jcp.com and in J. C. Penney stores throughout the United States, with the initial Product launch completed in May 2013. Except for the Company’s current licensing relationships, the Commercial Agreement prohibits the Company from licensing certain home product categories to specified retailers.

The Commercial Agreement was subsequently amended in July 2012 to add certain additional categories of Products. J.C. Penney is required to pay us a commission on all Product sales. The commission rate payable to us is within the range of commissions earned from similar programs in which we participate with non-related party partners. J.C. Penney is obligated to make minimum guaranteed payments against commissions generated on sales of the Products. The minimum guaranteed payment for any year is subject to increase if the actual commissions from the prior year exceed the minimum guaranteed payment for such year by a specified percentage. The Commercial Agreement also requires J.C. Penney to pay an annual design fee to us and to commit to an annual marketing spend to promote the Products, some of which must be spent to advertise in our properties.

Securities Purchase Agreement

The Securities Purchase Agreement provided for the purchase by J. C. Penney from the Company of 11,000,000 newly issued shares (the “Purchased Shares”) of Class A Common Stock and the Preferred Share (together with the Purchased Shares, the “Purchased Securities”) for an aggregate purchase price of $38,500,000 on December 5, 2011. As of December 31, 2012, J.C. Penney holds an approximate 16.4% investment in the Company’s total Class A and Class B Common Stock outstanding.

The Securities Purchase Agreement includes various customary representations, warranties, covenants and agreements, including a covenant that the proceeds of such issuance may be used for, among other things, the payment of a special one-time dividend to holders of shares of the Common Stock in an amount not to exceed $0.25 per share. The Company is obligated to indemnify J. C. Penney and certain related entities for damages arising out of or based upon breaches of representations, warranties, covenants and agreements by the Company, subject to customary exceptions and limitations on such obligations included in the Securities Purchase Agreement.

Investor Rights Agreement

The Investor Rights Agreement provides J.C. Penney with certain registration rights and includes agreements with respect to J.C. Penney’s ownership of shares of Common Stock and other actions related to the Company.

Under the Investor Rights Agreement, the holders of a majority of the Purchased Shares (and shares otherwise acquired by J.C. Penney) may request the registration of Class A Common Stock held by them up to three times, beginning on the earlier of the third anniversary of the Investor Rights Agreement or the first date upon which the members of the Board that are independent directors under the NYSE plus, without duplication, the Series A Designees, constitute less than a majority of the Board. J.C. Penney will also generally be permitted to request that the Company register all or a portion of its shares of Class A Common Stock whenever the Company registers any equity securities for public sale (a “piggyback registration”), subject to the procedures and conditions set forth in the Investor Rights Agreement.

During the “Standstill Period” (as defined below), J.C. Penney may only transfer the shares of Class A Common Stock or any equivalent derivative positions (“Synthetic Long Positions”) to (i) certain affiliated entities, (ii) in connection with a third party tender or exchange offer, merger or similar transaction recommended, approved by or not opposed by the Board or (iii) in an open market transaction or registration statement or otherwise (other than in contravention of the restriction described in clause (ii)) provided that any such transfer is not to any person or “group” that would thereafter, to J.C. Penney’s knowledge, own shares or Synthetic Long Positions representing more than 5% of the outstanding shares of the Common Stock.

Until the earlier of termination of the Standstill Period or the date on which J.C. Penney is no longer entitled to designate one or more of the Series A Designees for election to the Board, J.C. Penney and certain of its affiliates (the “J.C. Penney Group”) will cause all shares of the Common Stock owned by the J.C. Penney Group (i) to be counted as present at any meeting where directors of the Company are to be elected by holders of the Common Stock and (ii) to be voted for or against each nominee in the same proportion as the votes cast by the other holders of the Common Stock. In addition, to the extent the Series A Preferred Stock is entitled to vote separately as a class (other than with respect to (i) the election or removal of the Series A Designees, (ii) an amendment to the certificate of incorporation of the Company (the “Certificate of Incorporation”) or the Certificate of Designations that adversely affects the preferences, rights, privileges or powers of the Series A Preferred Stock or authorizes the issuance of any additional shares of Series A Preferred Stock (other than as provided in clause (iii) below) or (iii) any binding share exchange or reclassification involving the Series A Preferred Stock, or any merger or consolidation of the Company, the terms of which do not ensure that such transaction will be consummated without contravening or conflicting with the provisions of the Certificate of Designations addressing reclassification of the Series A Preferred Stock), the J.C. Penney Group will cause the Preferred Share to be counted as present at any meeting and to be voted (x) in the case of a matter on which the other holders of the Common Stock are entitled to vote, in the same manner as a majority of the votes cast by the other holders of the Common Stock and (y) in the case of a matter on which the other holders of the Common Stock are not entitled to vote, in favor of the recommendation of the Board with respect to such matter.

During the Standstill Period, so long as J.C. Penney and its affiliates have complied with their obligations under the Investor Rights Agreement and the Securities Purchase Agreement, the Company will not, without J.C. Penney’s consent, put in place a stockholder rights plan or similar poison pill that would prohibit J.C. Penney, its parent company and any wholly owned subsidiary of its parent company, any person of which J.C. Penney and its parent company are wholly owned subsidiaries and any other wholly owned subsidiary of any such person, and any controlled affiliate of any of the foregoing (the “Standstill Entities”) from having beneficial ownership or acquiring shares of the Common Stock or any Synthetic Long Position representing no more than 25% of the total voting power and then-outstanding shares of the Common Stock.

During the Standstill Period, the Standstill Entities will not, without the prior written consent of the Board, directly or indirectly, (i) effect, initiate or encourage, or take certain other actions involving a third party, in connection with (A) any acquisition that would increase the Standstill Entities’ beneficial ownership to more than 25% of the total voting power or then-outstanding shares of the Common Stock; (B) acquisition of more than 5% of the consolidated assets of the Company and its subsidiaries; (C) acquisition of Company indebtedness; or (D) a tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, or other sale, lease or other disposition of assets of the Company and its subsidiaries representing all or substantially all of the consolidated assets of the Company; (ii) generally make or participate in a solicitation of proxies to vote the Common Stock; (iii) grant a proxy or enter into any voting arrangement with respect to the voting of the Common Stock other than in accordance and consistent with the recommendation of the Board; (iv) seek to obtain representation on the Board beyond the Series A Designees; (v) participate in a group in respect of the prohibited activities; (vi) take certain actions with any third party in respect of the prohibited activities; (vii) make a public announcement of its intention or desire to engage in any of the prohibited activities or of how it would vote with respect to any matter submitted to a vote of the holders of the Common Stock, or take any action that could reasonably be expected to require public disclosure regarding prohibited actions, including a Series A Designee resigning or failing to stand for re-election; or (viii) request, propose or otherwise seek amendment or waiver of the prohibited activities. Other than the prohibition on public announcement, the prohibitions (1) do not limit any Series A Designee from acting in his or her capacity as a director; (2) do not limit any Standstill Entity from transferring or disposing of Class A Common Stock in accordance with the Investors Rights Agreement, or from participating in a “group” composed of, or having discussions or entering into arrangements with, other Standstill Entities; (3) do not limit any confidential, non-public communications among persons associated with any Standstill Entities; and (4) do not limit any Standstill Entity from voting (I) against any proposal of a third party regarding a merger or other business combination or determining not to tender or exchange any securities pursuant to any tender or exchange offer, regardless of whether supported by the Board (except for its voting obligations in respect of the Series A Preferred Stock) or (II) in favor of any matter recommended by the Board for approval by the holders of Common Stock.

The “Standstill Period” will extend until the earliest of (i) December 6, 2015; (ii) the Company or the Board approving or recommending that the stockholders approve or convey their shares pursuant to certain proposals by third parties with respect to extraordinary transactions with the Company (“Acquisition Proposal”) or entry by the Company or a subsidiary into a definitive agreement with respect to an Acquisition Proposal; (iii) termination of the Commercial Agreement as a result of a determination by a court of competent jurisdiction that the Company had materially breached the Commercial Agreement in such a manner as would give rise to J.C. Penney’s right of termination; (iv) any person or “group” other than J.C. Penney and its affiliates acquiring or announcing its intent to acquire beneficial ownership of 25% or more of the Common Stock (or if the group includes Martha Stewart and her affiliates, 75% or more), if the Board does not publicly object to, recommend against or announce it does not intend to approve the transaction with such person or group; (v) the first day the J.C. Penney Group and their respective affiliates has not beneficially owned and/or had a Synthetic Long Position with respect to more than 5% of the outstanding shares of Class A Common Stock or total voting power for any 6-month period on a continuous basis or not had a Series A Designee on the Board for any 6-month period on a continuous basis; (vi) the commencement of a bankruptcy or similar proceeding or appointment of a receiver or similar official; or (viii) the Company or certain material subsidiaries commence or consent to liquidation, apply for or consent to the appointment of a receiver or similar official, file an answer admitting the material allegations of a petition or make a general assignment for the benefit of creditors.

Rights under Certificate of Designations

The Certificate of Designations provides that the holder of the Series A Preferred Stock (the “Holder”) will initially be entitled to designate for election and elect two individuals to the Board. For as long as the Holder is entitled to designate two Series A Designees, if the size of the Board is increased to fifteen or greater, then the number of Series A Designees will be increased to the number (rounding down to the nearest whole number) resulting from multiplying (x) the percentage of then-outstanding shares of the Common Stock owned by the J.C. Penney Group by (y) the number of directors comprising the Board. The Holder will only continue to be entitled to designate two or more Series A Designees for as long as the J.C. Penney Group owns all of the Purchased Shares (and has not entered into certain hedging transactions related to the Class A Common Stock (a “Hedging Transaction”)), subject to certain dispositions required to comply with applicable law. If the J.C. Penney Group no longer owns all of the Purchased Shares (or has entered into a Hedging Transaction), the Holder may designate one Series A Designee, for as long as the J.C. Penney Group owns at least 66 2/3% of the Purchased Shares (and has not entered into a Hedging Transaction with respect to such shares). Following the first time that the J.C. Penney Group fails to own at least 66 2/3% of the Purchased Shares (reduced by the number of Purchased Shares subject to a Hedging Transaction), the Holder will no longer have the right to designate Series A Designees for election to the Board.

Subject to applicable law and securities exchange rules and regulations, at any time during which the Holder has the right to designate two or more Series A Designees, there will be at least one Series A Designee included as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by a Series A Designee would be inappropriate, as determined in good faith by the Board, and except that only Series A Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the Securities and Exchange Commission may serve on committees where such qualification is required.

In addition to any other vote or consent of a holder of the Series A Preferred Stock as required by law or by the Certificate of Incorporation, without the prior written consent of the Holder, the Company will not amend, alter or repeal (whether by amendment, merger or consolidation or otherwise) any provision of the Certificate of Incorporation or the Certificate of Designations to adversely affect the Series A Preferred Stock or authorize the issuance of additional shares of Series A Preferred Stock; provided that any amendment or alteration to the Certificate of Incorporation or any related certificate of designations to (i) increase the number of authorized shares of any class or series of capital stock of the Company (other than the Series A Preferred Stock) or (ii) incorporate the terms of a new class or series of capital stock of the Company that does not modify the rights and obligations of the Series A Preferred Stock set forth in the Certificate of Designations, will not be deemed to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

Upon the occurrence of a binding share exchange, reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company, so long as the J.C. Penney Group owns all of the Purchased Shares (and has not entered into a Hedging Transaction), other than certain dispositions required to comply with applicable law, the Holder will continue to have the right to designate one or more directors to the Company or such surviving or resulting entity, subject to certain conditions regarding the J.C. Penney Group’s ownership of the Company or such surviving or resulting entity immediately following the consummation of such transaction.

The Series A Preferred Stock will be cancelled upon the earliest to occur of (i) the date, if any, on which share(s) of Series A Preferred Stock are not owned of record and beneficially by the J.C. Penney Group, (ii) the date, if any, on which the Holder no longer has the right to designate any Series A Designees and (iii) the date, if any, on which the Company’s remaining assets following the dissolution and winding up of the Company have been distributed.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Holder is entitled to receive for each share of Series A Preferred Stock held thereby, an amount equal to $0.01 (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), before any payment or distribution is made in respect of any Common Stock.

OTHER RELATIONSHIPS

On March 16, 2013, the Board retained Mr. Koppelman as a consultant to assist in the mediation of a commercial dispute. For his services, the Board agreed to pay him $50,000 in cash and to award Mr. Koppelman 10,000 shares of Class A Common Stock upon the occurrence of certain events. Should the dispute be settled, Mr. Koppelman will receive an additional 40,000 shares of Class A Common Stock.

Alexis Stewart, Ms. Stewart’s daughter, received medical benefits at an active employee rate in 2012. Margaret Christiansen, Ms. Stewart’s sister-in-law, is a Senior Vice President of the Company and received $176,960 in compensation in 2012, excluding equity-based compensation. Laura Plimpton, Ms. Stewart’s sister, is a blogger for the Company and received $92,596 in compensation in 2012.

In 2012, the Company paid Jennifer Koppelman Hutt, Mr. Koppelman’s daughter, severance in the amount of $66,000.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of the Company’s financial statements, the Company’s independent auditor’s qualifications and independence, the performance of the Company’s independent auditor and the Company’s compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that all members of the Committee are “independent,” as required by listing standards of the NYSE applicable to Audit Committee members.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2012 fiscal year, Ernst & Young LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor as specified in its charter. The Audit Committee has also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact “independent.”

Members of the Audit Committee

Margaret Smyth (Chairperson)

William Roskin

Frederic Fekkai

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has served as our independent accounting firm since May 7, 2002. Our Audit Committee has appointed Ernst & Young as our independent registered public accounting firm to perform the audit of our financial statements for 2013.

Representatives from Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for each of 2012 and 2011 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP for each of fiscal 2012 and 2011.

	2012	2011
Audit fees (1)	$797,100	$824,900
Audit-related fees (2)	28,000	33,600
Tax fees (3)	68,809	37,195

(1)	Audit fees include charges for audits of financial statements and internal control over financial reporting.
(2)	Principally for audits of the financial statements of the Company’s 401(k) employee benefit plan and other miscellaneous accounting and auditing matters.
(3)	Principally for corporate income tax compliance ($42,000 in 2012 and $27,434 in 2011), tax audits ($9,314 in 2012) and miscellaneous tax matters ($17,495 in 2012 and $9,761 in 2011).

All audits, audit-related services and tax services performed in 2012 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of audit, audit-related and tax services on an annual basis and it also requires separate pre-approval for individual engagements anticipated to exceed pre-established thresholds. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

ANNUAL REPORTS

Upon written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 601 West 26th Street, New York, New York 10001, we will provide without charge a copy of our 2012 Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A, including the financial statements and financial statement schedule filed therewith. We will also furnish a requesting stockholder with any exhibit not contained therein upon specific request. Our Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A are not proxy soliciting material.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will therefore send a single Notice or set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 601 West 26th Street, New York, New York 10001, or call us at (212) 827-8000.

PROPOSALS OF STOCKHOLDERS

We currently intend to hold our 2014 Annual Meeting of Stockholders in May 2014. If a stockholder intends to present a proposal for action at the 2014 Annual Meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted to us at our principal executive offices, to the attention of our Corporate Secretary, no later than December 31, 2013. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Our by-laws provide for advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. Stockholders who intend to present a proposal at the 2014 Annual Meeting of Stockholders not included in our proxy materials or who intend to nominate a director are required to provide us notice of such proposal or nomination not less than 60 days nor more than 90 days prior to the first anniversary of our 2013 Annual Meeting. In the event that the date of the 2014 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2013 Annual Meeting, notice of any such proposal or director nomination must be delivered to us no earlier than the 90th day prior to the 2014 Annual Meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting of Stockholders is first made. Additionally, stockholders must comply with other applicable requirements contained in our by-laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our by-laws and applicable laws.

OTHER MATTERS

Our Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other business properly comes before the stockholders at the Annual Meeting, however, it is intended that the proxy holders will vote on such matters in accordance with their discretion.

YOUR VOTE IS IMPORTANT. OUR BOARD URGES YOU TO VOTE VIA INTERNET, TELEPHONE

OR BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD.

If you have any questions or need assistance in voting your shares, please contact Martha Stewart Living Omnimedia, Inc. at (212) 827-8455

Appendix A

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

i

TABLE OF CONTENTS (continued)

ii

TABLE OF CONTENTS (continued)

iii

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

SECTION 1. INTRODUCTION.

On April 1, 2008 the Board adopted this Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan, which shall become effective upon its approval by the Company’s stockholders (the “Effective Date”). If this Plan is approved by the Company’s stockholders, this Plan will supersede the Martha Stewart Living Omnimedia, Inc. Amended and Restated 1999 Stock Incentive Plan and the Amended and Restated Martha Stewart Living Omnimedia, Inc. Non-Employee Director Stock and Option Compensation Plan (the “Prior Plans”) effective as of the Effective Date such that no further awards shall be made under the Prior Plans on or after such date. However, this Plan will not, in any way, affect awards under the Prior Plans that are outstanding as of the Effective Date. A total of 10,000,000 shares of Common Stock will be available for issuance under this Plan. As of March 24, 2008, the Prior Plans had approximately 1,850,000 shares of Common Stock available for issuance under the plans, not including shares that were subject to outstanding awards under the plans. This means that, if this Plan is approved and the Prior Plans are cancelled, the total net effect will be an increase of approximately 8,150,000 shares of Common Stock that will become available for issuance under the Company’s stock plans. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan and the Prior Plans will continue in effect in accordance with their terms.

The purpose of this Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers the opportunity to share in such long-term success by acquiring equity in the Company. The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Parent or Subsidiary, controlled by, controlling or under common control with, the Company and designated by the Committee from time to time as such.

(b) “Award” means an Option, SAR, Stock Grant or Stock Unit.

(c) “Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cashless Exercise” means a program approved by the Committee in which payment of the aggregate Exercise Price of an Option and/or satisfaction of any applicable withholding obligations may be made, all or in part, with Shares subject to the Award, including, but not limited to, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations (such that the Participant receives Shares upon exercise or settlement of the Award, net of those Shares that must be withheld or sold to satisfy the aggregate Exercise Price and, if applicable, the Company’s withholding obligations).

(f) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award Agreement, (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or material violation of a written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Parent, Subsidiary, Affiliate, or any successor thereto, if appropriate.

(g) “Change in Control” means the consummation of any of the following transactions:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) thirty percent (30%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Power”) and (B) more than both the Outstanding Company Common Stock and the Outstanding Company Voting Power owned or controlled directly or indirectly by Martha Stewart and/or her controlled affiliates, heirs, estate, legal representative and/or beneficiaries (collectively, “Stewart”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 2(g); or

(ii) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by Martha Stewart and her controlled affiliates (so long as such affiliates are controlled by her) at a time when such entities controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) in the event that Stewart does not own or control at least fifty percent (50%) of the Outstanding Company Voting Power upon the consummation of the Business Combination, no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation (and such amount exceeds the amount owned or controlled by Stewart) except to the extent that such person had such ownership of the Outstanding Company Common Stock or Outstanding Company Voting Power immediately prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of the Company or a complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the place of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(i) “Committee” means a committee described in Section 3.

(j) “Common Stock” means the Company’s Class A common stock, par value $.01 per share.

(k) “Company” means Martha Stewart Living Omnimedia, Inc., a Delaware corporation.

(l) “Consultant” means an individual or entity who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than services as an Employee, Director or Non-Employee Director. For purposes of clarity, an individual may be eligible under the Plan both as a Consultant and as a Non-Employee Director.

(m) “Covered Employees” means those persons identified by the Company who are or who may be subject to the limitations of Code Section 162(m).

(n) “Director” means a member of the Board, or a member of the Board of Directors of any Parent, Subsidiary or Affiliate, who is also an Employee. For purposes of clarity, an individual may be eligible under the Plan both as a Director and as an Employee.

(o) “Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(p) “Employee” means any individual who is an employee of the Company, a Parent, a Subsidiary or an Affiliate. For purposes of clarity, an individual may be eligible under the Plan both as an Employee and as a Director.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following:

(i) If the Shares are admitted to trading on any established national stock exchange or market system on the date in question then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii) if the Shares are admitted to quotation or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

(iii) In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Immediate Family” means, except as otherwise defined by the Committee, any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, or brother-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) own more than fifty percent (50%) or more of the voting interests.

(v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(w) “Key Service Provider” means an Employee, Director, Non-Employee Director and/or Consultant who has been selected by the Committee to receive an Award under the Plan.

(x) “Non-Employee Director” means a member of the Board, or a member of the Board of Directors of any Parent, Subsidiary or Affiliate, who is not an Employee. For purposes of clarity, an individual may be eligible under the Plan both as a Non-Employee Director and as a Consultant.

(y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this definition a “corporation” shall include an S corporation (as defined in Code Section 1361, a foreign corporation (as defined in Code 7701(a)(5)), a limited liability corporation that is treated as a corporation for all U.S. Federal tax purposes, and any other entity defined as a corporation pursuant to Code Section 7701(a)(3) and Treasury Regulation Section 301.7701-2(b). A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award.

(dd) “Performance Goals” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) EBITDA; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales, (vii) revenue; (viii) expenses; (ix) cost of goods sold; (x) profit/loss or profit margin; (xi) working capital; (xii) return on capital, equity or assets; (xiii) earnings per share; (xiv) economic value added; (xv) price/earnings ratio; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers, acquisitions, investments or divestitures; (xxx) financings and/or (xxxi) customer satisfaction, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units. Awards that are not intended to comply with Code Section 162(m) may take into account other factors (including subjective factors).

(ee) “Performance Period” means any period not exceeding seven (7) years as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants and the Committee may establish concurrent or overlapping Performance Periods.

(ff) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(gg) “Plan” means this Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan as it may be amended from time to time.

(hh) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in any manner, including through amendment, cancellation or replacement grants, or any other means.

(ii) “SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.

(jj) “SEC” means the Securities and Exchange Commission.

(kk) “Section 16 Persons” means those officers, directors or other persons who are subject to 16 of the Exchange Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. Further, unless otherwise determined by the Committee, a Participant’s Service will not terminate merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(nn) “Share” means one share of Common Stock.

(oo) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(pp) “Stock Grant” means Shares awarded under the Plan.

(qq) “Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.

(rr) “Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.

(ss) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan.

(tt) “Stock Unit Agreement” means the agreement described in Section 9 evidencing a Stock Unit.

(uu) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this definition a “corporation” shall include an S corporation (as defined in Code Section 1361, a foreign corporation (as defined in Code 7701(a)(5)), a limited liability corporation that is treated as a corporation for all U.S. Federal tax purposes, and any other entity defined as a corporation pursuant to Code Section 7701(a)(3) and Treasury Regulation Section 301.7701-2(b). A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(vv) “10-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a committee appointed by the Board shall administer the Plan. Any such committee shall generally have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m). However, the Board may also appoint one or more separate committees, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Service Providers and may determine all terms of such Awards. Members of any such committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the committee and reassume all powers and authority previously delegated to the committee. Notwithstanding the foregoing, the Board shall administer the Plan with respect to all Awards granted to Non-Employee Directors. The Board and any committee appointed to administer the plan is referred to herein as the “Committee”.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Key Service Providers who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements and other features and conditions of such Awards;

(iii) amending any outstanding Awards;

(iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan and any Award Agreement;

(vi) correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;

(vii) adopting such rules or guidelines as it deems appropriate to implement the Plan;

(viii) making all other decisions relating to the operation of the Plan; and

(ix) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its Parent, Subsidiaries and Affiliates who reside outside of the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

(b) Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. Unless stated otherwise in an Award Agreement and then only to the extent permitted by applicable law, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established by the Committee. Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Service Providers who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award Agreement or, with respect to a Participant who resides in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the maximum term of the Option and/or SAR as applicable): (i) if Service is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (ii) if Service is terminated for any reason other than for Cause, death or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three (3) months after the date of such termination; or (iii) if Service is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within twelve (12) months after the date of such termination.

(h) Director Fees The Board may, in its sole and absolute discretion, permit each Non-Employee Director to elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of all or a specified portion of his or her directors’ fees based on the Fair Market Value of the Shares on the date any directors’ fees would otherwise be paid. Any amount of directors’ fees not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury shares. The aggregate number of Shares reserved for Awards under the Plan is 10,000,000 Shares, subject to adjustment pursuant to Section 10.

(b) Additional Shares. If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not reduce the number of Shares available for Awards.

(d) Share Limits.

(i) Limits on Options. No Key Service Provider shall receive Options during any Fiscal Year covering in excess of 1,500,000 Shares, subject to adjustment pursuant to Section 10. The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 10,000,000 Shares, subject to adjustment pursuant to Section 10.

(ii) Limits on SARs. No Key Service Provider shall receive SARs during any Fiscal Year covering in excess of 1,500,000 Shares, subject to adjustment pursuant to Section 10.

(iii) Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 1,500,000 Shares, subject to adjustment pursuant to Section 10.

(iv) Application of Limits to Key Service Providers in Multiple Roles. For purposes of clarity, if any Key Service Provider provides services to the Company, a Parent, Subsidiary or Affiliate in more than one role and each such role would separately make such Key Service Provider eligible for Awards under the Plan, then the limits set forth in this Section 5(d) shall apply separately to each such role.

(e) Non-Employee Directors. No Non-Employee Directors shall receive Awards during any Fiscal Year covering, in the aggregate, in excess of 200,000 Shares; provided that any Awards received in consideration of such Non-Employee Directors’ service as a Consultant or pursuant to an election under Section 4(h) shall not count against such limit.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 10.

(c) Exercise Price. Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 10. The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value (one hundred ten percent (110%) for an ISO granted to a 10-Percent Stockholder) on the date of grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and/or may include time-based vesting or performance-based vesting (including Performance Goals pursuant to Section 4(e)). The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated vesting in connection with certain events. Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e) Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i) Surrender of Stock. Payment of all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings).

(ii) Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(iii) Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, except to the extent permitted by applicable law, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).

(f) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.

(g) Assignment or Transfer of Options. No Option or interest therein shall be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonstatutory Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Optionee’s Immediate Family. An Option may be exercised, subject to the terms of the Plan and the applicable Stock Option Agreement, only by the Optionee, the guardian or legal representative of the Optionee, a beneficiary designated pursuant to Section 4(d) below, or any person to whom such Option is transferred pursuant to this paragraph.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. An SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 10.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 10. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. The Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable and/or may include time-based vesting or performance-based vesting (including Performance Goals pursuant to Section 4(e)). The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed ten (10) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in connection with certain events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO. Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

(e) Exercise of SARs. If, on the date an outstanding and otherwise exercisable SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any vested portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.

(g) Assignment or Transfer of SARs. No SAR or interest therein shall be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s Immediate Family. A SAR may be exercised, subject to the terms of the Plan and the applicable SAR Agreement, only by the Participant, the guardian or legal representative of the Participant, a beneficiary designated pursuant to Section 4(d) below, or any person to whom such SAR is transferred pursuant to this paragraph.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant. A Stock Grant may be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement. The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include time-based vesting or performance-based vesting (including Performance Goals pursuant to Section 4(e)). A Stock Grant Agreement may provide for accelerated vesting in connection with certain events.

(e) Assignment or Transfer of Stock Grants. No unvested Stock Grant shall be transferred, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s Immediate Family.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares and any Shares received as a dividend pursuant to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5, including the limitations set forth in Sections 5(d) and (e).

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each Stock Unit granted under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit pertains, which number is subject to adjustment in accordance with Section 10.

(c) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d) Vesting Conditions. Each Stock Unit may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include time-based vesting or performance-based vesting (including Performance Goals pursuant to Section 4(e)). A Stock Unit Agreement may provide for accelerated vesting in connection with certain events.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

(f) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i) Assignment or Transfer of Stock Units. Stock Units shall not be transferred, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s Immediate Family.

SECTION 10. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a recapitalization, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, an extraordinary corporate transaction, such as any merger, consolidation, separation (including a spin-off), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall make appropriate and equitable adjustments in one or more of:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award;

(iv) the Exercise Price under each outstanding SAR or Option;

(v) any applicable performance-based vesting provisions set forth in an outstanding Award, whether or not such provisions include Performance Goals or otherwise; or

(vi) any other term or provision of the Plan or any outstanding Award necessary to ensure that there is no increase or decrease in the value of Awards that may be issued under the Plan or the value of any outstanding Award.

(b) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

(a) Change in Control. In the event of a Change in Control, except as otherwise provided in the applicable Award Agreement, the Committee may provide, in its sole discretion and without the Participant’s consent, without limitation, for the assumption of outstanding Awards, the substitution of outstanding Awards with substantially the same terms by the surviving corporation or its parent, or the continuation of outstanding Awards by the Company (if the Company is a surviving corporation).

(b) Acceleration. Notwithstanding the foregoing or any other provision of the Plan to the contrary, except as otherwise provided in the applicable Award Agreement, the vesting of and, if applicable, ability to exercise any Award that is outstanding on the date a Change in Control is consummated shall accelerate such that such Awards shall be fully vested and, if applicable, exercisable on the date the Change in Control is consummated.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 12. LIMITATIONS ON RIGHTS.

(a) Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Except as otherwise provided in any contractual arrangement with a U.S. Participant, any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award, except as is otherwise provided in any contractual arrangement with a U.S. Participant.

(b) Stockholders’ Rights. Except as provided in Sections 8(f) and 9(f), a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9(f) and 10.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any tax or withholding obligations that arise in connection with his or her Award. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made pursuant to an Award granted under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and any other required deductions and the Company may take any such actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes and other deductions. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by Cashless Exercise, by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for the minimum duration necessary to avoid financial accounting charges under applicable accounting guidance or as otherwise permitted by the Committee in its sole and absolute discretion. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.

SECTION 14. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall become effective upon its approval by the Company’s stockholders. The Plan shall terminate on March 31, 2018 and may be terminated on any earlier date pursuant to this Section 14.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules.

AMENDMENT NO. 1

TO THE

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”), hereby amends the Plan, effective as of May 23, 2012 as follows:

Section 5(a) is amended by the deleting the last sentence and substituting the following:

The aggregate number of Shares reserved for Awards under the Plan is 14,557,272, Shares subject to adjustment pursuant to Section 10.

VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time August 26, 2013. Have your MARTHA STEWART LIVING OMNIMEDIA, INC. proxy card in hand when you access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form. 601 WEST 26TH STREET NEW YORK, NY 10001 During the Meeting - Go towww.virtualshareholdermeeting.com/mso2013 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time August 26, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M61550-P41821 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARTHA STEWART LIVING OMNIMEDIA, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3: ! ! ! 1. To elect the following nominees as directors: 01) Martha Stewart 02) Arlen Kantarian 03) William Roskin 04) Margaret Smyth 05) Daniel Dienst For Against Abstain 06) Pierre deVillemejane 2. To approve the material terms of performance goals that may apply to performance-based awards under the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan. 3. To approve, by advisory note, the compensation of the named executive ofﬁcers as disclosed in the proxy statement. ! ! ! NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ﬁduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized ofﬁcer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the 2013 Annual Meeting of Stockholders, Proxy Statement, 2012 Annual Report and Stockholder Letters are available at www.proxyvote.com. M61551-P41821 MARTHA STEWART LIVING OMNIMEDIA, INC. ANNUAL MEETING OF STOCKHOLDERS AUGUST 27, 2013 9:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARTHA STEWART LIVING OMNIMEDIA, INC. The undersigned hereby appoints Kenneth West and Daniel Taitz as proxies and attorneys in-fact, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, all the shares of Class A Common Stock of Martha Stewart Living Omnimedia, Inc. (the “Company”) standing in the name of the undersigned on July 2, 2013, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/mso2013 on August 27, 2013 or at any adjournment or postponement thereof. Receipt of the Notice of the 2013 Annual Meeting of Stockholders, Proxy Statement and 2012 Annual Report and Stockholder Letters is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted “FOR” the election of each of the nominees for director in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3, and in the discretion of the proxies upon such other matters as may properly come before the 2013 Annual Meeting. In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 p.m. Eastern Time on August 26, 2013 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2013 Annual Meeting of Stockholders. Continued and to be signed on reverse side